                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-12

                                  A.S.V., Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
       _________________________________________________________________
    2) Aggregate number of securities to which transaction applies:
       _______________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
       _________________________________________________________________
    4) Proposed maximum aggregate value of transaction: _______________________
    5) Total fee paid: ____________________________________________________

[ ] Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: ____________________________________________
    2) Form Schedule or Registration Statement No.:___________________________
    3) Filing Party: ______________________________________________________
    4) Date Filed: _______________________________________________________

                                  A.S.V., INC.

                              --------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                JANUARY 28, 1999

                             ----------------------

         The Special Meeting of Shareholders of A.S.V., Inc. will be held at the Sawmill Inn, 2301 Pokegama Avenue South, Grand Rapids, Minnesota, on Thursday, January 28, 1999 at 1:00 p.m. for the purpose of approving the Securities Purchase Agreement dated October 14, 1998 between A.S.V., Inc. and Caterpillar Inc. (the "Purchase Agreement") and transactions contemplated thereunder, including the issuance and sale to Caterpillar Inc. of 1,000,000 shares of Common Stock of A.S.V., Inc., par value $.01 per share (the "Common Stock"), a warrant to purchase 10,267,127 shares of Common Stock, and the issuance of Common Stock upon exercise of the warrant.

         Only shareholders of record shown on the books of the Company at the close of business on December 18, 1998 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.


                                 By Order of the Board of Directors,



                                 Edgar E. Hetteen
                                 Secretary


Dated: December 23, 1998
       Grand Rapids, Minnesota

                                  A.S.V., INC.
                                 840 LILY LANE
                         GRAND RAPIDS, MINNESOTA 55744

                             ----------------------

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 28, 1999

                             ----------------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to the shareholders of A.S.V., Inc. ("ASV" or the "Company"), in connection with the solicitation by the Board of Directors of ASV of proxies to be voted at the Special Meeting of Shareholders (the "Special Meeting") to be held on Thursday, January 28, 1999 at 1:00 p.m., and at any adjournment thereof, for the purpose of approving the Securities Purchase Agreement (the "Purchase Agreement") dated October 14, 1998 between ASV and Caterpillar Inc. ("Caterpillar"), and the transactions contemplated thereunder, including the issuance and sale to Caterpillar of 1,000,000 shares of Common Stock and a warrant to purchase 10,267,127 shares of Common Stock and the issuance of Common Stock upon exercise of the warrant (the "Transaction"). Following the Transaction, Caterpillar will own or have the right to acquire approximately 52% of the outstanding Common Stock of the Company. Therefore, the Transaction may result in a change of control of the Company. This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about December 23, 1998.

         The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by letter or telephone.

         Any shareholder giving a Proxy may revoke it at any time prior to its use at the Special Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the Special Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the Special Meeting.

         The presence at the Special Meeting in person or by proxy of the holders of a majority of the outstanding shares of ASV's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies not revoked will be voted in accordance with the instructions specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specific instructions with respect to the proposal will, subject to the following, be voted in favor of the proposal set forth in the Notice of Special Meeting. If a shareholder abstains from voting as to the proposal, then the shares held by such shareholder shall be deemed present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to the proposal, but shall not be deemed to have been voted in favor of the proposal. Abstentions as to the proposal, therefore, will have the same effect as votes against the proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on the proposal, then the shares covered by such non-vote proxy shall be deemed present at the Special Meeting for purposes of determining a quorum, but shall not be deemed to be present at the Special Meeting for purposes of calculating the vote required for approval of the proposal.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed December 18, 1998 as the record date (the "Record Date") for determining shareholders entitled to vote at the Special Meeting. Persons who were not shareholders on the Record Date will not be allowed to vote at the Special Meeting. At the close of business on the Record Date, 8,585,127 shares of ASV's Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Special Meeting. Holders of the Common Stock are not entitled to cumulative voting rights. Generally, the affirmative vote of a majority of the shares of Common Stock present and entitled to vote is required for the approval of the matter to be acted upon. However, if the shares present and entitled to vote on the matter would not constitute a quorum for the transaction of business at the meeting, then the matter must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Under the Company's Bylaws, a majority of the shares entitled to vote constitutes a quorum for the transaction of business at the meeting.

                             ----------------------

                                   PROPOSAL:
                       TO APPROVE THE PURCHASE AGREEMENT
                              AND THE ISSUANCE OF
                 THE SHARES, THE WARRANT AND THE WARRANT SHARES
                              TO CATERPILLAR INC.

                             ----------------------

                           SUMMARY OF THE TRANSACTION

         On October 14, 1998, ASV entered into the Purchase Agreement with Caterpillar, pursuant to which Caterpillar will acquire, for an aggregate purchase price of $18,000,000, one million newly-issued shares of the Company's Common Stock and a warrant to purchase an additional 10,267,127 newly-issued shares of the Company's Common Stock at a price of $21.00 per share. The Purchase Agreement provides that, upon closing, the Company's Board of Directors will be increased from eight to ten members and the Company's Board of Directors will appoint two members designated by Caterpillar. Caterpillar intends to pay for the transactions contemplated by the Agreement from its generally available cash funds. The consummation of the transactions contemplated by the Agreement is contingent upon receiving Company shareholder and regulatory approvals.

         In connection with entering into the Agreement, the Company, Caterpillar and certain shareholders of the Company have entered into several ancillary agreements. First, the Company and Caterpillar have entered into a commercial alliance agreement (the "Commercial Alliance Agreement") pursuant to which, following the closing, Caterpillar will provide the Company with access to its worldwide dealer network and will make various management, financial and engineering resources available to the Company, Caterpillar and the Company will supply each other with certain components, Caterpillar will agree to allow the Company to use certain of its trademarks and trade dress in the event certain conditions are met and Caterpillar and the Company will agree to share certain technologies, all at certain costs.


         Second, the Company and Caterpillar have entered into an option agreement (the "Option Agreement") pursuant to which Caterpillar has the option (the "Option") to purchase 1,579,000 shares of the Company's Common Stock, through a private issuance from the Company, at a price of $18.00 per share, exercisable at any time until October 14, 1999 or the closing of the transactions contemplated by the Agreement, whichever is sooner (subject to certain exceptions). The Option was granted to Caterpillar in consideration for Caterpillar's agreement to enter into the Transaction with the Company and gives Caterpillar the right to acquire approximately 19.9% of the number of shares of Common Stock that were outstanding on the date the Option was granted. Therefore, even if the Transaction is not approved by the shareholders of ASV or is not otherwise consummated (except under certain limited circumstances), Caterpillar will have the right to acquire a significant stake in the Company.


         Finally, certain of the shareholders (the "Shareholders") of the Company holding approximately 25.7% of the outstanding Common Stock of the Company and Caterpillar have entered into a voting agreement (the "Voting Agreement") pursuant to which the Shareholders have agreed to vote each of his or her shares in favor of approval of the Purchase Agreement.


         Following the closing, Caterpillar will own approximately 8.8% of the Company's outstanding Common Stock (assuming the exercise or conversion of all outstanding options, warrants and convertible debentures other than the Option, which will terminate at the closing) and will have the right to own up to approximately 52.2% of the Company's outstanding Common Stock (assuming the exercise or conversion of all outstanding options, warrants and convertible debentures other than the Option, which will terminate at the closing) upon exercise of the warrant.

INFORMATION REGARDING ASV

         ASV designs, manufactures and sells track-driven all-season vehicles. The Company's two principal product lines, the Posi-Track-TM- product line and the Track Truck(R) product line, use a rubber track suspension system that takes advantage of the benefits of both traditional rubber wheels and steel tracks. Rubber track vehicles provide the traction, stability and low ground pressure necessary for operation on soft, wet, muddy, rough, boggy, slippery, snowy or hilly terrain, but, unlike steel track vehicles, can be driven on groomed, landscaped and paved surfaces without causing damage. The Company's products are versatile machines used in the construction, agricultural, landscaping, trail grooming and maintenance, vineyard, military, wildlife management and other markets.

INFORMATION REGARDING CATERPILLAR

         Caterpillar is the world's largest manufacturer of construction and mining equipment, diesel and natural gas engines, and industrial gas turbines. Caterpillar posted record sales in 1997 of $18.93 billion.

         Caterpillar operates in three principal business segments:

         1. Machinery--design, manufacture, and marketing of construction, mining, and agricultural machinery--track and wheel tractors, track and wheel loaders, pipe layers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, mining shovels, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telescopic handlers, and related parts.

         2. Engines--design, manufacture, and marketing of engines for earthmoving and construction machines, on-highway trucks, and locomotives; marine, petroleum, agricultural, industrial, and other applications; electric power generation systems; and related parts.

         3. Financial Products--provides financing alternatives for Caterpillar and noncompetitive related equipment, and extends loans to Caterpillar's customers and dealers. Also provides various forms of insurance to Caterpillar's dealers and customers to help support their purchase and financing of Caterpillar's equipment.

         Caterpillar places great emphasis upon the high quality and performance of its products and its dealers' service support. Machines are distributed principally through a worldwide organization of dealers, 65 located in the United States and 132 located outside the United States. Worldwide, these dealers have more than 1,400 places of business.


MARKET PRICE OF ASV COMMON STOCK

         ASV's Common Stock is traded on the Nasdaq National Market under the symbol "ASVI." The following table sets forth the high and low sale prices of the Common Stock for the periods indicated.

                                               HIGH      LOW
                                              -------  -------
FISCAL 1997:
Fourth Quarter ended December 31, 1997......  $20.333  $15.000

FISCAL 1998:
First Quarter ended March 31, 1998..........   20.000   14.500
Second Quarter ended June 30, 1998..........   25.875   16.833
Third Quarter ended September 30, 1998......   26.375   14.125
Fourth Quarter (through December 18, 1998)..

         The closing sale price of the Common Stock on October 13, 1998, the day prior to the public announcement of the Transaction, was $15.125. The closing sale price of the Common Stock on December 18, 1998 was $___.

                                THE TRANSACTION

SECURITIES PURCHASE AGREEMENT

         Set forth below is a summary of all of the material terms of the Purchase Agreement. This description is only a summary and does not purport to be complete and is qualified in its entirety by, and made subject to, the Purchase Agreement, a copy of which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

         o GENERAL

         ASV and Caterpillar entered into the Purchase Agreement on October 14, 1998. Pursuant to the Purchase Agreement, ASV has agreed to issue and sell to Caterpillar and Caterpillar has agreed to purchase from ASV for an aggregate purchase price of $18,000,000 (the "Purchase Price") (i) 1,000,000 shares of Common Stock (the "Shares") and (ii) a warrant (the "Warrant") to purchase an additional 10,267,127 shares of Common Stock at an exercise price of $21.00 per share, exercisable in whole or in part at any time and from time to time from the date of Closing until the tenth anniversary of the date of the Closing (subject to certain rights of the Company to accelerate such date). Concurrently with the execution of the Purchase Agreement, ASV issued to Caterpillar the Option to purchase 1,579,000 shares of Common Stock at an exercise price of $18.00 per share, exercisable at any time from the date of the Purchase Agreement until the closing of the transactions contemplated by the Purchase Agreement (the "Closing") or October 14, 1999, whichever is sooner (subject to certain exceptions).

         The Closing will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions to closing set forth in the Purchase Agreement and described more fully below. At the Closing, (i) Caterpillar will pay to ASV the Purchase Price; (ii) ASV will issue to Caterpillar the Shares, (iii) ASV will issue to Caterpillar the Warrant, and (iv) Caterpillar will surrender the Option to ASV for cancellation.

         o COVENANTS

         Under the Purchase Agreement, the parties have covenanted and agreed to certain matters as described below.

         Board of Directors. ASV and Caterpillar have agreed that concurrently with the Closing, a meeting of the Board of Directors of ASV will be held, and at that meeting the number of directors constituting the Board will be increased from eight to ten, and two persons designated by Caterpillar will be added to the Board. In addition, in the event Caterpillar's percentage ownership of the Company increases following the Closing (whether by partial or full exercise of the Warrant, other purchases of Common Stock by Caterpillar or a reduction in the number of shares outstanding), the number of Directors designated by Caterpillar will increase such that the ratio of the number of directors designated by Caterpillar to the total number of directors is substantially equal to the ratio of the number of shares of Common Stock owned by Caterpillar to the total number of shares of Common Stock outstanding. Caterpillar will have the right to designate a majority of the Board at such time as Caterpillar owns a majority of the outstanding shares of Common Stock of ASV. The increase in Caterpillar's percentage representation on the Board will be accomplished by the resignation of then existing members of the Board and replacement by directors designated by Caterpillar.

         No Solicitation; Competing Offers. Under the Purchase Agreement neither ASV, nor anyone acting on its behalf, may, directly or indirectly, encourage, solicit, initiate, or participate in any way in any discussion or negotiations with, or provide any information to, or afford any access to, or otherwise facilitate or encourage, any transaction which competes with the Transaction (a "Competing Transaction"). Notwithstanding the foregoing, ASV may, in response to an unsolicited offer with respect to a Competing Transaction which ASV's Board of Directors determines, in good faith and after consultation with an independent financial advisor, would result in a Competing Transaction more favorable to ASV's shareholders than the transactions contemplated under the Purchase Agreement, furnish confidential or non-public information to a financially capable entity and negotiate with such entity if the Board of Directors of ASV, after consulting with its outside legal counsel, determines in good faith that the failure to provide such confidential or non-public information to or negotiate with such entity would be reasonably likely to constitute a breach of its fiduciary duty to ASV's shareholders.

         Conduct of ASV's Business Pending the Closing. ASV has agreed that, prior to the Closing, ASV's business will, in all material respects, be conducted only in the ordinary course of business, consistent with past practice. Specifically, ASV has agreed that, without the consent of Caterpillar, it will not (i) amend its Articles of Incorporation or Bylaws, (ii) issue any shares of capital stock other than pursuant to its stock option plans, (iii) declare or pay dividends, (iv) effect a stock split or stock repurchase program,
(v) acquire or invest in another company, (vi) purchase any property or assets, other than in the ordinary course of business, (vii) incur any indebtedness, make any loans or issue any debt securities, other than in the ordinary course of business, (viii) enter into any contract or agreement, other than in the ordinary course of business, (ix) increase the salaries of its officers or employees or pay any existing material claims, other than in the ordinary course of business, or (x) take any action which would make any representation or warranty contained in the Purchase Agreement untrue.

         Conduct of ASV's Business Following the Closing; Repurchase of Stock by ASV. ASV has agreed that, between the date of the Closing and the termination of the Warrant, unless approved by at least one-half of the directors of ASV designated by Caterpillar, ASV will not (i) amend its Articles of Incorporation or Bylaws, (ii) issue any shares of capital stock other than pursuant to its stock option plans, (iii) declare or pay dividends, (iv) effect a stock split or stock repurchase program, (v) acquire or invest in another company, (vi) purchase any property or assets, other than in the ordinary course of business,
(vii) incur any indebtedness, make any loans or issue any debt securities, other than in the ordinary course of business, or (viii) enter into any contract or agreement, other than in the ordinary course of business.


         Notwithstanding the above, ASV is not obligated to use the proceeds from the initial purchase of Shares by Caterpillar to repurchase shares of Common Stock, but ASV will be entitled to and will be required to, to the extent reasonable at such time, use the net proceeds received upon exercise of all or any portion of the Warrant to repurchase shares of its Common Stock. In such event, the number of shares of outstanding Common Stock of the Company will decrease and Caterpillar's percentage ownership in the Company will correspondingly increase. In addition, although the Company will only be required to use the net proceeds from any such exercise to repurchase shares of its Common Stock to the extent reasonable at such time, the net proceeds, to the extent used to repurchase shares, will not be available to the Company for other uses.

         First Offer Rights. In the event ASV intends to issue any Common Stock or other securities in the future, ASV must first offer to sell such securities to Caterpillar and, if not purchased by Caterpillar, may only sell such securities to others on terms no more favorable than those offered to Caterpillar. Notwithstanding the foregoing, such limitation shall not apply to the issuance of (i) Common Stock pursuant to the exercise or conversion of currently outstanding options, warrants or other similar rights or compensation plans outstanding or existing as of the date of the Purchase Agreement, (ii) Common Stock upon any partial or full exercise of the Warrant or the Option,
(iii) options to acquire up to an additional 500,000 shares of Common Stock which may be granted to employees, directors or consultants of ASV and (iv) Common Stock upon exercise of the options referred to in clause (iii) of this sentence ("Permitted Issuances").

         Additional Warrants. In the event that ASV issues or sells Common Stock or other securities to anyone other than Caterpillar or other than Permitted Issuances, ASV will issue to Caterpillar a stock purchase warrant containing substantially the same terms as the Warrant, to purchase a number of shares of Common Stock equal to the number of shares of Common Stock sold or issuable upon conversion or exercise of the other security sold, at a purchase price equal to the purchase, conversion or exercise price applicable to the Common Stock or other security sold.

         Other Covenants. ASV and Caterpillar have also covenanted and agreed to certain matters regarding the following: (i) governmental or regulatory notifications and filings; (ii) public announcements; (iii) additional instruments or other documents necessary to effectuate the Transaction; (iv) cooperation between the parties; (v) access to information; (vi) notifications; (vii) preparation of this Proxy Statement;
(viii) convening of the Special Meeting; and (ix) filings under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder ("HSR Act").

         o INDEMNIFICATION

         ASV and Caterpillar have agreed to indemnify each other from and against any and all losses, damages, liabilities, and expenses (including attorneys' fees and expenses) resulting from any breach of a representation, warranty or covenant by the other and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

         o CONDITIONS TO CLOSING

         Under the Purchase Agreement the respective obligations of each party to effect the Closing will be subject to the fulfillment of the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law: (i) the Purchase Agreement and the transactions contemplated thereunder will have been approved and adopted by the vote of the holders of a majority of the shares of Common Stock voting on such matter; (ii) no governmental authority or other agency or commission or federal or state court of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by the Purchase Agreement; provided, however, that the parties will use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted; and (iii) any waiting period (and any extension thereof) applicable to the consummation of the Closing under the HSR Act will have expired or been terminated.

         The obligations of Caterpillar to proceed with the Closing are further subject to the fulfillment of the following additional conditions to Closing, any of which may be waived, in whole or in part, to the extent permitted by applicable law: (i) the representations and warranties of ASV contained in the Purchase Agreement shall be true and correct as of the Closing, except for changes permitted by the Purchase Agreement and those that address matters only as of a particular date shall remain true and correct as of such date, except in any case where the failure of the representations and warranties to be true and correct, either individually or in the aggregate, will not have a material adverse effect on ASV, (ii) ASV will have performed or complied in all material respects with all agreements and covenants required by the Purchase Agreement to be performed or complied with on or prior to the Closing, and (iii) ASV will have executed the Marketing Agreement and the Management Services Agreement contemplated by the Commercial Alliance Agreement (collectively, the "Commercial Agreements").

         The obligations of ASV to proceed with the Closing are further subject to the fulfillment of the following additional conditions to Closing, any of which may be waived, in whole or in part, to the extent permitted by applicable law: (i) the representations and warranties of Caterpillar contained in the Purchase agreement shall be true and correct as of the Closing, except for changes permitted by the Purchase Agreement and those that address matters only as of a particular date shall remain true and correct as of such date, except in any case where the failure of the representations and warranties to be true and correct, either individually or in the aggregate, will not have a material adverse effect on Caterpillar, (ii) Caterpillar will have performed or complied in all material respects with all agreements and covenants required by the Purchase Agreement to be performed or complied with on or prior to the Closing, and (iii) Caterpillar will have executed the Commercial Agreements.

         o TERMINATION

         Subject to certain conditions under the Purchase Agreement, each party, if such conditions are met, has the option to terminate the Purchase Agreement prior to Closing. The Purchase Agreement may be terminated (i) by mutual written consent of ASV and Caterpillar, (ii) by Caterpillar, if Caterpillar is not in material breach of the Purchase Agreement, if ASV is in material breach of any of its representations, warranties or covenants or if any material representation or warranty of ASV shall become untrue such that the conditions to Caterpillar's obligation to proceed with the Closing are incapable of being satisfied by March 31, 1999, (iii) by ASV, if ASV is not in material breach of the Purchase Agreement, if Caterpillar is in material breach of any of its representations, warranties or covenants or if any material representation or warranty of Caterpillar shall become untrue such that the conditions to ASV's obligation to proceed with the Closing are incapable of being satisfied by March 31, 1999, (iv) by either Caterpillar or ASV, but only if the terminating party is not in material breach of the Purchase Agreement, if the conditions to the obligations of either party to proceed with the Closing are not capable of being satisfied by March 31, 1999 or the Closing has not occurred before March 31, 1999 or (v) by ASV if any person or group has commenced an unsolicited tender offer for all outstanding shares of Common Stock or made a written offer proposing a merger or consolidation of ASV or the acquisition of all or substantially all of ASV's assets and ASV's Board of Directors determines, based on advice of an independent financial advisor, that such offer is a superior proposal, and upon advice of its legal counsel that if they failed to recommend such offer or accept such proposal then such failure would be reasonably likely to result in a breach of the directors' fiduciary duties.

         In the event of termination of the Purchase Agreement, there will be no liability on the part of ASV or Caterpillar to each other and all rights and obligations of any party thereto will cease; except that (i) neither party will be relieved from liability for the breach of any of its representations, warranties or covenants set forth in the Purchase Agreement, (ii) ASV's obligation as to certain taxes relating to the issuance of the Option will continue in full force and effect and (iii) the Option will continue to be in full force and effect.

         o ADDITIONAL MATTERS

         Except as otherwise provided in the Purchase Agreement, the parties will pay their own fees and expenses, including their own counsel fees, incurred in connection with the Purchase Agreement and any transaction contemplated thereby.

THE OPTION

         Upon signing of the Purchase Agreement, ASV granted to Caterpillar the Option which entitles Caterpillar to purchase 1,579,000 shares of Common Stock at a purchase price of $18.00 per share. The Option is exercisable in whole or in part at any time from October 14, 1998 until the Closing of the Transaction or October 14, 1999, whichever is sooner, subject to certain exceptions. In the event the Purchase Agreement is terminated as a result of (i) a material breach by Caterpillar of any representation, warranty or covenant of Caterpillar contained in the Purchase Agreement, (ii) the failure of both parties to receive regulatory approvals, (iii) the existence of any statute, decree, injunction or other order which restricts or prevents the consummation of the Transaction, or
(iv) Caterpillar's failure to satisfy the conditions to the Company's obligation to consummate the Transaction, then the Option will also terminate. In the event that the Purchase Agreement is terminated for any other reason or the Transaction does not otherwise close, the Option will remain outstanding and Caterpillar will have the right to acquire a number of shares of Common Stock equal to approximately 19.9% of the number of shares outstanding as of the date hereof until the expiration of the Option on October 14, 1999.


         The foregoing is a brief summary of each of the material terms of the Option. This summary does not purport to be complete and is qualified in its entirety by, and made subject to, the Option Certificate, a copy of which is attached as Appendix B to this Proxy Statement and incorporated herein by reference.

THE WARRANT

         ASV has also agreed under the Purchase Agreement to issue the Warrant at the Closing. Upon issuance, the Warrant will entitle Caterpillar to purchase an additional 10,267,127 shares of Common Stock of ASV at a purchase price of $21.00 per share. The Warrant will be exercisable at any time from the date of the Closing until the tenth anniversary of the date of the Closing, except that the Warrant may expire with respect to a portion of the shares covered thereby in the event that ASV meets certain revenue levels as follows:

                                            NUMBER OF SHARES
            AMOUNT OF REVENUES       REMAINING SUBJECT TO THE WARRANT
            ------------------       --------------------------------
               $100 million                     8,727,058
               $150 million                     6,673,632
               $200 million                     4,106,851
               $250 million                        Zero


         In the event that (i) ASV meets one of the revenue goals set forth above for any four consecutive fiscal quarters, (ii) ASV's gross profit derived from such revenues is at least 20%, and (iii) the market price of the Common Stock at such time is greater than $21.00 per share, then ASV will have the right to give an acceleration notice to Caterpillar and upon the expiration of 75 days following the giving of such notice, the number of shares subject to the Warrant will be reduced to a maximum of the number of shares set forth above corresponding to the revenue goal achieved (the "Warrant Expiration Clause").


         Under the terms of the Warrant, ASV has the right to terminate the Warrant upon 60 days' prior written notice to Caterpillar in the event that ASV has terminated any of the Commercial Alliance Agreement, the Marketing Agreement or the Technology License Agreement as a result of a material breach by Caterpillar which is not remedied by Caterpillar, or ASV has terminated one or more of the Trademark and Trade Dress License Agreement, the Management Services Agreement, a Supply Agreement or the Joint Venture Agreement as a result of a material breach by Caterpillar which is not remedied by Caterpillar and ASV is materially unable to realize the benefits provided collectively by those agreements. See "The Commercial Alliance Agreement."

         The Warrant provides for proportionate adjustment to the number of shares subject to the Warrant and the Warrant exercise price in the event of stock splits and combinations, stock dividends and distributions, reclassification of stock, a reorganization of ASV, sales of shares below the Warrant's exercise price or a liquidation of ASV.

         The foregoing is a brief summary of each of the material terms of the Warrant. This summary does not purport to be complete and is qualified in its entirety by, and made subject to, the Warrant Certificate, a copy of which is attached as Appendix C to this Proxy Statement and incorporated herein by reference.

THE VOTING AGREEMENT

         Each of the directors of ASV and Thomas Karges, the Chief Financial Officer of ASV, together with certain of the spouses of such Shareholders and Caterpillar have entered into a Voting Agreement dated as of October 13, 1998 pursuant to which the Shareholders have agreed (i) that the Shareholders will not sell, transfer, pledge, grant a security interest in or lien on or otherwise dispose of or encumber any of their shares in ASV prior to the Closing except as set forth therein and (ii) that the Shareholders will vote each of his or her shares at every annual, special or adjourned meeting of the shareholders of ASV
(a) in favor of approval of the Purchase Agreement, (b) against any Competing Transaction and (c) in favor of any other matter relating to the Closing.

THE COMMERCIAL ALLIANCE AGREEMENT

         On October 14, 1998, ASV and Caterpillar entered into the Commercial Alliance Agreement, effective conditioned upon the Closing of the Transaction. The Commercial Alliance Agreement provides that the parties will enter into certain agreements, each of which is discussed below.

         o MARKETING AGREEMENT

         The Commercial Alliance Agreement requires that the parties enter into a Marketing Agreement in the form attached as an exhibit thereto (the "Marketing Agreement"). The form of Marketing Agreement requires Caterpillar to provide ASV with access to its worldwide distribution network, in part, by promoting the sale of ASV's products to

Caterpillar's dealers. Caterpillar will first promote ASV's products in North America and gradually extend such promotion throughout the world consistent with a joint marketing plan to be developed by ASV and Caterpillar. In addition, under the Marketing Agreement, Caterpillar intends to handle orders for ASV products and administer ASV's warranties. In consideration for Caterpillar's services under the Marketing Agreement, ASV will pay to Caterpillar a commission equal to a percentage of the dealer net price for all products sold to Caterpillar's dealers plus the costs of certain services provided by Caterpillar.

         o TRADEMARK AND TRADE DRESS LICENSE AGREEMENT

         The Marketing Agreement provides that the parties enter into a Trademark and Trade Dress License Agreement in the form attached as an exhibit thereto (the "License Agreement") at such time as ASV's products have been evaluated by Caterpillar and have been found to meet Caterpillar's quality and safety standards in accordance with Caterpillar's established testing and validation procedures. The License Agreement will provide, in part, that Caterpillar will grant to ASV the non-exclusive, non-transferable right and license to use certain trademarks of Caterpillar on ASV products for a fee equal to a percentage of the dealer net price for products sold to dealers with such trademarks. The term of the License Agreement will be five years from the date of the signing of the License Agreement, unless earlier terminated by mutual consent of the parties. Although no time frame for the evaluation of ASV's products has been agreed to, the Company anticipates that such process may take from two to four years, or longer.

         o MANAGEMENT SERVICES AGREEMENT

         The Commercial Alliance Agreement provides that the parties will enter into a Management Services Agreement in the form attached as an exhibit thereto (the "Management Services Agreement"). Under the Management Services Agreement, Caterpillar will make available to ASV general management support in connection with the day-to-day operation of ASV's business, commercial development and marketing research services, financial planning services, such other administrative services as Caterpillar and ASV may subsequently agree in writing, and manufacturing and engineering services. In consideration for Caterpillar's obligations under the Management Services Agreement, ASV will pay Caterpillar a fee equal to Caterpillar's fully-loaded cost, as defined in the Management Services Agreement, plus an administrative surcharge (or such other fee as the parties may agree upon). The Management Services Agreement will commence upon signing and will remain in effect indefinitely until otherwise terminated by the parties.

         o OTHER AGREEMENTS

         The Commercial Alliance Agreement also provides that ASV and Caterpillar enter into several additional agreements, the terms of which, including the fees and costs to be paid thereunder, are to be negotiated in the future. These agreements are as follows:

         (a) Service Agreements. The parties have agreed to enter into Service Agreements pursuant to which Caterpillar will offer to ASV financial services, logistics services and services to promote ASV's products to governmental bodies, either through Caterpillar or a wholly owned subsidiary of Caterpillar, and ASV will agree to use such services if the prices to be negotiated for such services are competitive from a total value point of view.

         (b) Supply Agreement (Caterpillar to ASV). The parties have agreed to enter into a Supply Agreement (Caterpillar to ASV) pursuant to which Caterpillar will offer to supply Caterpillar components to ASV for incorporation into ASV's products, including, without limitation, diesel engines, and ASV will agree to purchase such components from Caterpillar if the terms upon which such components are offered for sale to ASV are competitive from a total value point of view.

         (c) Supply Agreement (ASV to Caterpillar). The parties have agreed to enter into a Supply Agreement (ASV to Caterpillar) pursuant to which ASV will offer to supply ASV components to Caterpillar for incorporation into Caterpillar's products that do not compete with ASV's products and ASV will further agree to license to Caterpillar the intellectual property rights necessary for Caterpillar to manufacture such components in the event it becomes economically impractical for ASV to supply such components.

         (d) Technology License Agreement (ASV to Caterpillar). The parties have agreed to enter into a Technology License Agreement (ASV to Caterpillar) pursuant to which ASV will offer to license to Caterpillar, on an exclusive (except as to ASV) and royalty bearing basis, the right to use ASV's proprietary patents and know-how relating to all-terrain rubber track vehicles in the design, manufacture, use and sale of Caterpillar's products that do not compete directly with ASV's products (subject to ASV's right to supply components to Caterpillar pursuant to the Supply Agreement (ASV to Caterpillar) described above).

         (e) Joint Venture Agreement. The parties have agreed to enter into a Joint Venture Agreement pursuant to which ASV and Caterpillar will establish a 50-50 joint venture company to design and develop a line of agricultural tractors utilizing key aspects of the parties' respective technology and know-how.

USE OF PROCEEDS

         ASV plans to use the $18,000,000 to be received from Caterpillar for the purchase of the Shares and the Warrant to purchase capital equipment, fund research and development and for working capital and general corporate purposes as follows:

         Purchase of Capital Equipment. The Company intends to use approximately $1,000,000 of the net proceeds to purchase capital equipment necessary to provide for and support increased production levels.

         Research and Development. The Company intends to use approximately $1,000,000 of the net proceed to fund research and development efforts to develop new products and in connection with its planned joint venture with Caterpillar.

         Working Capital and General Corporate Purposes. The remaining proceeds will be used for working capital and general corporate purposes, including payment of the expenses relating to the Transaction estimated at $400,000. Initially, working capital will be used to increase the Company's sales and marketing efforts to the Caterpillar dealers who are not currently authorized Posi-Track dealers. The Company anticipates that additional working capital will be used to purchase higher levels of inventory and finance higher levels of accounts receivable as product sales increase.

         Although the timing and amount of proceeds to be received from Caterpillar, if any, upon exercise of the Warrant can not be determined at this time, it is anticipated that any such proceeds will be used to further expand ASV's production, distribution and marketing capabilities and develop new products.

         The use of proceeds described herein is only an estimate, and the amount and timing of the expenditures and the actual uses of the net proceeds for these purposes will depend on numerous factors, including the timing and status of the Company's growth, including the need for additional facilities, distribution, research and development and sales and marketing efforts.

         Pending utilization of the proceeds to be received in the Transaction, the Company plans to invest such proceeds in short-term or mid-term, investment grade securities or other short-term or mid-term debt instruments.

NEAR TERM FINANCIAL IMPACT OF THE TRANSACTION

         As a result of the Transaction, ASV's near term revenues, profitability and other financial results are expected to be lower than if the Transaction were not announced or entered into. The decline is related to a number of factors, including (i) the commission to be paid to Caterpillar for sales made through Caterpillar's dealers, (ii) transition issues affecting orders from the preexisting non-Caterpillar affiliated dealers, and (iii) certain other costs of implementing the Transaction and the agreements contemplated by the Commercial Alliance Agreement. Over the longer term, however, management believes that the Company will be able to achieve improved financial results due to the Transaction and the Commercial Alliance Agreement.

EFFECT OF THE TRANSACTION ON EXISTING SHAREHOLDERS

         Following the Transaction, the existing holders of ASV's Common Stock will continue to own the shares of ASV Common Stock owned by them prior to the Transaction. However, following the Transaction, Caterpillar will own 1,000,000 shares of ASV's Common Stock, representing approximately 11.2% of the shares to be outstanding following such acquisition and approximately 8.8% of the outstanding shares assuming the exercise or conversion of all options, warrants and convertible debentures outstanding on the date hereof (other than the Option), and will have the right to acquire an additional 10,267,127 shares pursuant to the Warrant, which will give Caterpillar the right to own approximately 58.8% of the shares of Common Stock assuming the full exercise of the Warrant, and approximately 52.2% assuming the exercise of the Warrant and the exercise or conversion of all options, warrants and convertible debentures outstanding on the date hereof (other than the Option). As a result, following the Transaction, Caterpillar will have the right to influence the business and operations of the Company to a significant extent, and will have the ability to greatly influence any vote of the shareholders, including votes concerning the election of directors and changes in control. In addition, to the extent Caterpillar acquires a controlling interest in the Company through the exercise of the Warrant, other purchases of Common Stock, or otherwise, Caterpillar will have the ability to control the outcome of any such shareholder votes regardless of the votes of any other shareholder, including any such vote relating to the acquisition of the remaining interest in ASV by Caterpillar. Therefore, Caterpillar may be in a position to control the timing and the terms upon which any such acquisition or other business combination involving ASV may occur, subject to the fiduciary duties it might have as a majority shareholder to the remaining shareholders.


         The Company does not have any contractual obligation to register any of the shares of Common Stock to be issued to Caterpillar at the Closing or upon exercise of the Option or the Warrant.

FAIRNESS OPINION

         ASV retained Piper Jaffray Inc.("Piper Jaffray") to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company in the proposed issuance to Caterpillar of 1,000,000 shares of Common Stock at $18 per share plus warrants to purchase an additional 10,267,127 shares of Common Stock at $21 per share (the "Common Stock and Warrant Transaction"). Piper Jaffray has rendered its written opinion to the Board of Directors of ASV that, given certain assumptions, as of October 14, 1998 and as of the date of this Proxy Statement, the consideration to be received by the Company in the Common Stock and Warrant Transaction is fair, from a financial point of view, to the Company. Piper Jaffray's opinion is directed to the Board of Directors of ASV in connection with the financial terms of the Common Stock and Warrant Transaction, and does not constitute a recommendation to any shareholder of ASV as to how such shareholder should vote at the Special Meeting.

         A copy of Piper Jaffray's written opinion dated the date hereof, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and limitations of the review undertaken, is attached as Appendix D to this Proxy Statement, and is considered a part of this discussion. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. ASV Shareholders are urged to read the opinion in its entirety.

         In arriving at its written opinion dated as of the date hereof, Piper Jaffray, among other things, (i) reviewed the Purchase Agreement, (ii) reviewed certain publicly available and internal financial and other information related to ASV, (iii) reviewed certain financial information for ASV on both a stand-alone basis and as a party to the agreements contemplated by the Commercial Alliance Agreement (the " Commercial Alliance") furnished to them by management of ASV, (iv) performed certain analyses of the projected earnings per share of ASV on both a stand-alone basis and as a party to the Commercial Alliance, (v) performed certain discounted cash flow valuation analyses based on the stand-alone financial projections of ASV and the financial projections of ASV as a party to the Commercial Alliance, (vi) reviewed certain securities data for ASV,
(vii) held discussions with members of the management and the board of ASV concerning the financial condition, operating results and business outlook for ASV both on a stand-alone basis and as a party to the Commercial Alliance, and
(viii) met with the management of Caterpillar to discuss their general expectations with regard to the Commercial Alliance.

Following is a summary of Piper Jaffray's analysis:


         Comparison of Financial Projections. Piper Jaffray was provided with two sets of financial projections that were prepared by the management of ASV. As discussed below, Piper Jaffray did not assume responsibility to independently verify the projections or their underlying assumptions. The first set of projections (the "Base Case Projections") were the projected financial statements for ASV on a stand-alone basis assuming the Common Stock and Warrant Transaction is not consummated. The second set of projections (the "W/Caterpillar Case Projections") were the projected financial statements for ASV assuming the Common Stock and Warrant Transaction is consummated. Both sets of projections covered the last three months of 1998 and the years ending December 31, 1999 through 2003.


         In comparing the financial projections, Piper Jaffray noted that the revenue, operating profit and earnings per share in the W/Caterpillar Case Projections were higher than in the Base Case Projections beginning in the year 2000. In 1999, while the revenue is projected to be higher in the W/Caterpillar Case Projections, operating profit and earnings per share are expected to be lower as a result of the commission being paid to Caterpillar as well as certain costs incurred to begin operating under the Commercial Alliance.


         Private Placement Premium / Discount Analysis. Piper Jaffray reviewed certain data to determine premiums or discounts in transactions involving private placements of common stock by publicly traded companies. The analysis was based on information obtained from a variety of sources, including publicly available databases. The analysis included selected private placement transactions completed between January 1, 1996 and October 9, 1998 for a minority interest in public companies with a market capitalization between $10 million and $200 million. The mean and median discount to the closing stock price one day prior to the announcement of the private placement were 15.1% and 7.4%, respectively, compared to an 19% premium being paid by Caterpillar, based on an $18.00 purchase price and a $15.125 closing price for ASV stock on October 13, 1998.


         Accretion and Dilution Analysis. Piper Jaffray calculated the expected incremental earnings per share ASV shareholders might expect to earn as a result of the Common Stock and Warrant Transaction. This analysis was based on the Base Case Projections and W/Caterpillar Case Projections prepared by ASV management. While the Common Stock and Warrant Transaction is expected to be dilutive to earnings per share in 1999, it is expected to be accretive to earnings per share in each of the projection years 2000 through 2003. The calculation of projected earnings per share is impacted in part by the projected ASV stock price assumption. If the stock price were to appreciate at more than a 20% compound rate per year, it is possible the Common Stock and Warrant Transaction would be dilutive to earnings per share.


         Discounted Cash Flow Analysis / Warrant Valuation. Piper Jaffray assessed the present values of future cash flows that ASV's business activities could be expected to generate over a defined time period and the residual value of ASV at the end of the projected period (the "DCF Analysis"). In preparing the DCF Analysis, Piper Jaffray used both the Base Case Projections and the W/Caterpillar Case Projections. These five-year projections formed the basis of the DCF Analysis. The Projections were evaluated with respect to various assumptions regarding discount rates and terminal operating income multiples used to calculate the residual value of ASV following the projection period. The discount rates that were considered ranged from 13.5% to 17.5% and the terminal operating income multiples that were considered ranged from six to eight times. For purposes of the following analysis Piper Jaffray used a discount rate of 15.5% and a terminal operating income multiple of seven.


         Piper Jaffray valued the warrant to purchase 10,267,127 shares of ASV common stock at $21.00 per share issued to Caterpillar using the Black Scholes option pricing model modified to give effect to the dilutive impact of the warrant. Based on the W/Caterpillar Case Projections provided by ASV management and the Warrant Expiration Clause contained in the Warrant Certificate, the assumed average life of the warrant used in the analysis was 4.7 years.


         Using the projections and assumptions described above, Piper Jaffray performed two separate DCF analyses. In the first DCF analysis, the projected cash flows and residual value for both the Base Case Projections and the W/Caterpillar Case Projections (assuming the warrant was not exercised) were discounted to the present resulting in two separate valuations for ASV. The aggregate value of ASV in the DCF analysis using the W/Caterpillar Case Projections exceeded the aggregate value of ASV in the DCF analysis using the Base Case Projections by more than the value of the warrant. Hence, based on projections prepared by ASV management and the other assumptions described above, the derived value assuming the completion of the Common Stock and Warrant Transaction exceeded the value of the warrant granted to Caterpillar as part of the Common Stock and Warrant Transaction. In the second DCF analysis, the projected cash flows and residual value for both the Base Case Projections and the W/Caterpillar Case Projections (assuming the warrant was exercised, 10,267,127 shares were issued to Caterpillar and the proceeds from the warrant exercise were invested in ASV in 2003) were discounted to the present resulting in two separate valuations for ASV. The derived valuation per share, assuming full dilution from the warrant exercise, using the W/Caterpillar Case Projections, was greater than the derived valuation per share, assuming the existing fully diluted share base, using the Base Case Projections.


         Analysis of Selected Publicly Traded Companies. Piper Jaffray compared ASV's financial and stock market information to similar information for certain publicly traded companies that design, manufacture and market industrial and agricultural machinery. The analysis included two groups of Companies based on total revenue. Companies with revenue below $500 million included JLG Industries, Gehl Co, Alamo Group and Gradall Industries (the "Small Comparable Companies"). Companies with revenue above $500 of million included Caterpillar Inc., Deere & Co., Case Corp., Agco Corp and Terex. (the "Large Comparable Companies"). The Comparable Companies were those public companies determined by Piper Jaffray to be most comparable to ASV based on a number of criteria. These selection criteria for the Comparable Companies included, but were not limited to, product offerings, size and profitability levels.


         Piper Jaffray calculated valuation ratios based on published stock prices on October 13, 1998 for each of the Small Comparable Companies and Large Comparable Companies. The valuation ratios were based upon several variables, including sales, operating income, net income for the latest twelve month ("LTM") period, and projected net income for both calendar year 1998 and 1999. The projections for net income were based upon consensus earnings estimates for the Comparable Companies prepared by research analysts from various investment firms.


         For the Small Comparable Companies, price to LTM earnings per share ("EPS") ranged from a high of 15.5 to a low of 6.8, with a mean and median of
11.1 and 11.0, respectively compared to 44.5 for ASV. Price to 1998 calendar year estimated EPS estimates ranged from a high of 11.4 to a low of 5.9, with a mean and median of 9.1 and 9.6, respectively, compared to 29.6 for ASV. Price to 1999 calendar year estimated EPS estimates ranged from a high of 9.4 to a low of 5.5, with a mean and median of 8.1 and 8.8, respectively, compared to 17.6 for ASV. Based on the closing price of $15.125 for ASV common stock on October 13, 1998, the day prior to the Common Stock and Warrant Transaction announcement, ASV was trading at a premium to the Small Comparable Companies.


         For the Large Comparable Companies, price to LTM EPS ranged from a high of 10.5 to a low of 2.2, with a mean and median of 6.3 and 7.0, respectively compared to 43.5 for ASV. Price to 1998 calendar year estimated EPS estimates ranged from a high of 10.4 to a low of 3.2, with a mean and median of 6.2 and 5.1, respectively, compared to 29.6 for ASV. Price to 1999 calendar year estimated EPS estimates ranged from a high of 10.0 to a low of 3.4, with a mean and median of 6.1 and 5.5, respectively compared to 17.6 for ASV. Based on the closing price of $15.125 for ASV common stock on October 13, 1998, the day prior to the Common Stock and Warrant Transaction announcement, ASV was trading at a premium to the Large Comparable Companies.


         Analysis of Selected Merger and Acquisition Transactions. Piper Jaffray reviewed acquisitions involving target companies that design, manufacture and market industrial and agriculture machinery (the "Industry Transactions").


         The Industry Transactions were selected on the basis of the comparability of the acquired companies to ASV with respect to several factors. These factors included, but were not limited to, product offerings, size and profitability levels. In addition, Piper Jaffray concentrated on transactions that occurred since January 1, 1995, and those for which relevant financial data was available.


         For purposes of evaluating the Common Stock and Warrant Transaction, valuation ratios were calculated for each of the Industry Transactions, including sales and operating income. For the Industry Transactions, LTM sales multiples ranged from a high of 1.7 to a low of 0.5, with a mean and median of
0.8 and 0.8, respectively, compared to an hypothetical multiple of 4.7 based on the $21.00 warrant strike price. LTM operating income multiples ranged from a high of 17.8 to a low of 5.9, with a mean and median of 12.1 and 11.4, respectively, compared to a hypothetical multiple for ASV of 29.9 based on the $21.00 warrant strike price.

         Analysis of Merger & Acquisition Control Premiums. Piper Jaffray also reviewed certain publicly available data to determine premiums paid for the acquisition of public companies in relation to their respective share prices prior to the announcement of an acquisition. The average premiums for selected merger and acquisition transactions between January 1, 1995 and October 9, 1998 involving public companies where a stake between 51% and 80% was being acquired and transaction size was greater than $15 million were 17.2%, 18.7% and 21.1% based on the acquired companies' share prices as of one day, one week and four weeks prior to the acquisition announcements. This range of premiums compares with the 41% hypothetical premium implicit in the $21.00 warrant granted to Caterpillar and a 19% premium on the issuance of 1,000,000 shares to Caterpillar at $18.00 per share.


         In reaching its conclusion as to the fairness, from a financial point of view, of the consideration to be received by the Company in the proposed issuance to Caterpillar of 1,000,000 shares of Common Stock at $18.00 per share plus warrants to purchase an additional 10,267,127 shares of Common Stock at $21.00 per share, Piper Jaffray did not rely on any single analysis or factor described herein, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analyses or summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would create a misleading view of the processes underlying its opinion. The analyses conducted by Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any comparable analysis as a comparison is identical to ASV or the Common Stock and Warrant Transaction. Accordingly, an analysis of the results is not mathematical; rather, it involves complex considerations and judgments concerning differences in the various characteristics of the comparable companies and other factors that could effect the public trading value of the comparable companies to which ASV was compared.



         For purposes of its opinion, Piper Jaffray relied upon and assumed the accuracy and completeness of the financial and other information made available to it and did not assume responsibility independently to verify such information. Piper Jaffray relied upon the assurances of the management of ASV that the information provided had a reasonable basis and, with respect to financial planning data, products and technologies under development and other business outlook information, reflected the best available estimates, and that they were not aware of any information or fact that would make the information provided to Piper Jaffray incomplete or misleading. Financial planning data was prepared based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors relating to general economic and competitive conditions; and actual results could vary significantly from those set forth in such financial planning data.


         In arriving at its opinion, Piper Jaffray did not perform and was not provided any appraisal or valuation of specific assets or liabilities (contingent or otherwise) of ASV. Piper Jaffray's opinion is based upon information available to Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after such date could materially affect the assumptions used in preparing the opinion.

         Piper Jaffray's opinion does not express any opinion as to the prices at which shares of ASV Common Stock have traded or may trade at any future time, the terms of the Commercial Alliance or the business decision to proceed with or effect the Transaction, the Option, or the adequacy of any minority shareholder protections should Caterpillar ultimately control 51% of ASV's Common Stock that are provided either in the Purchase Agreement or under Minnesota law.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors of ASV has determined that the Transaction and the arrangements contemplated by the Commercial Alliance Agreement are fair to, and in the best interests of, ASV and its shareholders, and unanimously recommends that the shareholders of ASV vote in favor of the approval of the Purchase Agreement and the consummation of the transactions contemplated thereunder, including the issuance and sale to Caterpillar of the Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant.

BACKGROUND OF THE TRANSACTION


         Over the last several years, the Board of Directors and management of the Company have generally believed that the Company's future may best be served by entering into a strategic alliance or other business combination transaction with a third party. The Board of Directors and management of the Company believed that such a transaction could enhance shareholder value by providing the Company with access to resources unavailable to the Company or which would have to be developed independently by the Company at considerable cost, including access to a larger dealer network and the infrastructure necessary to service a large dealer network, including financial, management, manufacturing and technical services. In this regard, management of the Company has had informal discussions with several industry players over the years to determine whether a strategic alliance or business combination would be beneficial. During the course of these discussions and the Company's business dealings in general, the Company concluded that a strategic alliance with Caterpillar would be ideal as a result of Caterpillar's extensive world-wide dealer network, reputation in the industry and management and marketing philosophies. The Board of Directors and management of the Company also considered the fact that any strategic alliance or business combination transaction would be more difficult to accomplish with time as the complexity of the Company's dealer network grew.



         Therefore, in March 1998, Gary Lemke, the President and Chief Executive Officer of ASV initiated discussions with Caterpillar and invited representatives from Caterpillar to visit ASV's facilities for the purpose of learning more about ASV, its products and its technology. Representatives from Caterpillar accepted Mr. Lemke's invitation and visited the Company's facilities on March 11, 1998 and again on April 13, 1998. Following these meetings, Caterpillar invited Mr. Lemke to visit their compact equipment group in North Carolina, which Mr. Lemke did in May 1998. Thereafter, Caterpillar invited Mr. Lemke to meet with management of Caterpillar to discuss possible business relationships between Caterpillar and ASV. Mr. Lemke informed the Board of Directors of ASV at a regular meeting held on July 14, 1998, that he intended to meet with management of Caterpillar.


         Mr. Lemke met with management of Caterpillar on July 15, 1998, at which time various possible business relationships between the parties were discussed. At this meeting Mr. Richard Benson, Vice President, Diversified Products Division of Caterpillar, proposed purchasing approximately 10% of the Company's Common Stock at a price of $22 per share and a warrant to purchase an additional 41% of the Company's outstanding stock for $10 per share. The market price of the Company's Common Stock on July 15 was $24.50 per share. Management of ASV rejected this offer, and in August 1998, Mr. Lemke suggested that the price to be paid for ASV's stock be the market price at the time the transaction was executed. At this time, the Company's Common Stock was trading at approximately $21 to $23 per share. Discussions continued between management of ASV and Caterpillar, and on September 21, 1998, management of ASV and Caterpillar, along with each parties' legal advisors, met to agree on the principal business terms of the Transaction. At this meeting, it was acknowledged that although the parties had been contemplating a transaction with a purchase price per share equal to the market price, because the market price of ASV's Common Stock had dropped from a price of $24.50 on July 15, 1998 to $16.81 on the date of the meeting, that the transaction had become less attractive to ASV. Therefore, at that meeting, the parties agreed that the purchase price for the initial shares of Common Stock to be purchased by Caterpillar would be $18 per share and the purchase price for the shares subject to the Warrant would be $21 per share unless the market price of the Common Stock was significantly higher or lower on the date the parties ultimately executed a securities purchase agreement.

         Between July 15,1998, and September 29, 1998, management of ASV held a series of informal discussions with the members of the Board of Directors regarding the discussions taking place between ASV and Caterpillar.

         On September 29, 1998, the Board of Directors formally met to discuss the terms of the Transaction with ASV's management and legal advisors. At the September 29, 1998 meeting, the Board of Directors unanimously approved proceeding with the negotiation of the Purchase Agreement and the related documents, and authorized the officers of the Company to engage a financial advisor to render an opinion that the consideration to be received by the Company in the Common Stock and Warrant Transaction is fair, from a financial point of view, to the Company.

         At a meeting of the Board of Directors held on October 13, 1998, the Board of Directors reviewed the terms of the Transaction and the Purchase Agreement and related documents with ASV's management and its financial and legal advisors and determined that the Transaction is fair and in the best interests of ASV and its shareholders, approved the Purchase Agreement and the related transaction documents, and resolved to recommend that the shareholders of

ASV vote FOR the approval of the Purchase Agreement and the transactions contemplated thereby, including the issuance to Caterpillar of the Shares, the Warrant, and the Common Stock issuable upon exercise of the Warrant.

REASONS FOR THE TRANSACTION


         In reaching its determination that the Transaction and the arrangements contemplated by the Commercial Alliance Agreement are in the best interests of ASV and ASV's shareholders, the Board of Directors considered a number of factors. The following is a list of the material factors considered by the
Board:

                  (i) access to Caterpillar's worldwide distribution network will provide ASV with the needed distribution channels necessary to expand its sales in the United States and foreign markets;


                  (ii) the proceeds from the sale of the Shares and the exercise of the Warrant (to the extent exercised and to the extent the proceeds received from the exercise of the Warrant are not used to repurchase shares of Common Stock) will provide ASV with needed capital for (A) funding the expansion of its business, including the purchase of capital equipment designed to decrease manufacturing costs and increase manufacturing efficiencies, (B) funding expanded research and development relating to new products and (C) funding increased levels of inventories and accounts receivable resulting from increased sales and demand;

                  (iii) ASV's association with a company with the worldwide prestige of Caterpillar, the largest manufacturer of capital goods in the world, validates ASV's technology to third parties;

                  (iv) the use of the Caterpillar name on ASV's products, if and when ASV passes Caterpillar's validation testing and procedures, may increase the customer's perception of ASV's products and make ASV's products more generally recognized and accepted throughout the world;

                  (v) Caterpillar already has in place the infrastructure necessary for ASV to address and service the domestic and international markets, and Caterpillar has agreed to provide ASV with access to such infrastructure so that ASV is not required to independently develop its own infrastructure;

                  (vi) Caterpillar has agreed to make available to ASV certain valuable management, engineering, manufacturing and other services that would not otherwise be available to ASV;

                  (vii) ASV may be able to take advantage of the purchasing power and other resources of a large manufacturer which may result in lower costs to ASV;

                  (viii) the joint venture which ASV and Caterpillar intend to form will provide ASV with a means to broaden the markets which it serves;

                  (ix) the transactions contemplated by the Commercial Alliance Agreement and related agreements would not have been made available to ASV absent the investment in ASV by Caterpillar;


                  (x) the ability of the existing shareholders of ASV to benefit from ASV's future growth which may be made possible by the relationships with Caterpillar;


                  (xi) the opinion of Piper Jaffray that the consideration to be received by the Company in the Common Stock and Warrant Transaction is fair, from a financial point of view, to the Company;


                  (xii) the potential short-term negative impact on the Company's financial results following the announcement of the transaction as a result of non-Caterpillar affiliated dealers being hesitant to do business with the Company;


                  (xiii) the cost of the royalties to be paid to Caterpillar under the Marketing Agreement and the impact of those royalties on the Company's financial results; and

                  (xiv) the limitations on Caterpillar's ability to take action adverse to minority shareholders under Minnesota corporate law (A) governing director's duties to act in good faith, in a manner the director reasonably believes to be in the best interest of the corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (B) prohibiting certain transactions between a corporation and its directors or an entity in which the director is a director, officer or legal representative unless the transaction is fair and reasonable to the corporation, the transaction is approved in good faith by the shareholders of the corporation or the transaction is approved by a majority of the disinterested directors of the corporation. In evaluating the adequacy of these protections, the Board of Directors also considered the remedy of appraisal rights and equitable remedies that may be available to the Company's shareholders under Minnesota law in the future if Caterpillar engages in other transactions with the Company. The Board of Directors also determined that, in the balance, the ability of the existing shareholders to realize any benefit from ASV's future growth outweighed any risk created by the Transaction.

REASON FOR SHAREHOLDER VOTE

         Minnesota law does not require shareholder approval of the Transaction; however, the Company's Common Stock is quoted on The Nasdaq National Market. Pursuant to the rules of the National Association of Securities Dealers, the Company, in order to maintain its eligibility to have its Common Stock quoted on The Nasdaq National Market, must obtain shareholder approval for the issuance of Common Stock or securities convertible or exercisable for Common Stock if the number of shares to be issued or issuable upon conversion or exercise of such securities, equals or exceeds 20% of the number of shares of Common Stock outstanding on the date such securities are first issued. Since the number of shares proposed to be issued to Caterpillar together with the shares issuable upon exercise of the Warrant would exceed the foregoing requirement, the Company is seeking the approval of its shareholders as required by such rules.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of December 11, 1998 by:
(i) each director of the Company, (ii) each executive officer of the Company,
(iii) all directors and executive officers of the Company as a group and (iv) each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock. Unless otherwise indicated, the business address of the individuals listed below is 840 Lily Lane, Grand Rapids, MN 55744.


                                                       PRIOR TO THE                            AFTER THE
                                                       TRANSACTION                            TRANSACTION
                                            ---------------------------------   -----------------------------------
                                               SHARES             PERCENT OF       SHARES              PERCENT OF
                                            BENEFICIALLY         OUTSTANDING    BENEFICIALLY          OUTSTANDING
NAME                                          OWNED (1)            SHARES (1)    OWNED (1)(2)         SHARES (1)(2)
                                            ------------         ------------   -------------         -------------
James H. Dahl (3)                              934,289(4)           10.9%           951,164(4)              9.9%
Gary D. Lemke                                  552,940(5)            6.2%           891,565(5)              8.7%
Philip C. Smaby                                383,231(6)            4.5%           397,856(6)              4.1%
Jerome T. Miner                                369,225(7)            4.3%           383,850(7)              4.0%
Edgar E. Hetteen                               284,349(8)            3.3%           358,599(8)              3.7%
Leland T. Lynch (9)                             39,375(10)             *%            58,500(10)               *%
Karlin S. Symons (11)                           21,913(12)             *%            41,041(12)               *%
R.E. "Teddy" Turner, IV (13)                     7,313(14)             *%            27,000(14)               *%
Thomas R. Karges                                76,201(15)           1.0%           140,326(15)             1.4%
All executive officers and
   directors as a group (9 persons)          2,668,836(16)          29.5%         3,249,901(16)            30.6%
Caterpillar Inc. (17)                        1,579,000(18)          15.5%        11,267,127(18)            56.8%

-------------------
*   Less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of December 11, 1998 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Options held by officers and directors of the Company issued under the Company's stock option plans will become fully vested as of the closing of the Transaction.

(3) The business address of Mr. Dahl is 1200 Riverplace Boulevard, Suite 902, Jacksonville, FL 32207.

(4) Includes 9,375 shares prior to the Transaction and 26,250 shares after the Transaction subject to options exercisable within 60 days, 773,330 shares owned by Rock Creek Partners, Ltd., an investment partnership, of which Mr. Dahl is the Managing General Partner, and 140,700 shares owned by a trust established for the benefit of Mr. Dahl's minor children.

(5) Includes 277,125 shares prior to the Transaction and 615,750 shares after the Transaction subject to options exercisable within 60 days, 143,209 shares held jointly with Mr. Lemke's wife, 61,363 shares held by Mr. Lemke's wife and 5,566 shares held in the Company's 401(k) Plan.

(6) Includes 9,375 shares prior to the Transaction and 24,000 shares after the Transaction subject to options exercisable within 60 days and 44,500 shares held by the Smaby Family Limited Partnership of which Mr. Smaby is the sole general partner.

(7) Includes 9,375 shares prior to the Transaction and 24,000 shares after the Transaction subject to options exercisable within 60 days.


(8) Includes 43,031 shares prior to the Transaction and 117,281 shares after the Transaction subject to options exercisable within 60 days and 113,100 shares held by Mr. Hetteen's wife.

(9) The business address of Mr. Lynch is 800 Hennepin Avenue, Minneapolis, MN 55403.

(10) Includes 22,875 shares prior to the Transaction and 42,000 shares after the Transaction subject to options exercisable within 60 days.

(11) The business address of Ms. Symons is 5500 Norwest Center, 90 South Seventh St., Minneapolis, MN 55402.

(12) Includes 8,810 shares prior to the Transaction and 27,938 shares after the Transaction subject to options exercisable within 60 days.


(13) The business address of Mr. Turner is 204 Clatterbridge Road, Ponte Vedra, FL 32082.

(14) Includes 6,563 shares prior to the Transaction and 26,250 shares after the Transaction subject to options exercisable within 60 days.

(15) Includes 65,550 shares prior to the Transaction and 129,675 shares after the Transaction subject to options exercisable within 60 days, 3,300 shares held jointly with the Mr. Karges' wife and 3,134 shares held in the Company's 401(k) Plan, of which 522 shares are not fully vested to Mr. Karges.


(16) Includes an aggregate of 452,079 shares prior to the Transaction and 1,033,144 shares after the Transaction subject to options exercisable within 60 days by executive officers and directors, and 8,700 shares held in the Company's 401(k) Plan.

(17) The address of Caterpillar Inc. is 100 Northeast Adams Street, Peoria, Illinois 61629-2495.

(18) Prior to the Transaction, includes 1,579,000 shares subject to an option exercisable within 60 days and following the Transaction, includes 10,267,127 shares subject to a warrant exercisable within 60 days of the closing of the Transaction.


                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in ASV's proxy solicitation materials for its 1999 annual meeting of shareholders, any shareholder proposal to be considered at such meeting must be received at ASV's principal executive offices, 840 Lily Lane, Grand Rapids, Minnesota 55744, not later than February 19, 1999. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADDITIONAL MATTERS

         The Board of Directors of ASV does not presently know of any matters to be presented for consideration at the Special Meeting other than matters described in the Notice of Special Meeting mailed together with this Proxy

Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. The proxy confers discretionary authority to vote only with respect to matters that the Board of Directors of ASV did not know, prior to May 5, 1999, were to be presented at the Special Meeting.

AVAILABLE INFORMATION

         ASV is subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by ASV can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site address, http://www.sec.gov. ASV Common Stock is listed and traded on The Nasdaq Stock Market; reports, proxy statements and other information concerning ASV may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.


                                    By Order of the Board of Directors,


                                    Edgar E. Hetteen

Grand Rapids, Minnesota
December 23, 1998

                                                                      APPENDIX A

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement") is entered into as of October 14, 1998 between CATERPILLAR INC., a Delaware corporation (together with its successors and permitted assigns, "Investor"), and A.S.V., INC., a Minnesota corporation (together with its successors and permitted assigns, "Issuer"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 6.1.

                                    RECITALS

         Subject to the terms and conditions of this Agreement, Investor desires to purchase, and Issuer desires to issue and sell to Investor, 1,000,000 shares of Issuer's common stock, par value $0.01 per share (the "Common Stock"), and a warrant to purchase an additional 10,267,127 shares of Common Stock. Concurrently herewith, Issuer is issuing to Investor an option to purchase 1,579,000 shares of Common Stock and Issuer and Investor are entering into a Commercial Alliance Agreement of even date herewith (the "Commercial Alliance Agreement"). Prior to the execution of this Agreement, Investor and certain Shareholders of Issuer entered into a Voting Agreement dated as of October 13, 1998.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
           ISSUANCE AND PURCHASE OF COMMON STOCK, WARRANT, AND OPTION

         1.1 Issuance and Purchase of Common Stock, Warrant, and Option. Subject to the terms and conditions of this Agreement, Issuer will issue and sell to Investor and Investor will purchase from Issuer for an aggregate purchase price of $18,000,000 (the "Purchase Price") (i) 1,000,000 shares of Common Stock (the "Shares") and (ii) a warrant (the "Warrant") to purchase an additional 10,267,127 shares of Common Stock at an exercise price of $21.00 per share, exercisable in whole or in part at any time and from time to time from the date of Closing until the tenth anniversary of the date of the Closing (subject to certain rights of the Company to accelerate such date), pursuant to the terms of the warrant certificate in the form attached hereto as Exhibit A (the "Warrant Certificate"). Concurrently with the execution hereof, Issuer is issuing to Investor an option (the "Option") to purchase 1,579,000 shares of Common Stock at an exercise price of $18.00 per share, exercisable in whole or in part at any time and from time to time from the date hereof until the termination date set forth therein, pursuant to the terms of the option certificate in the form attached hereto as Exhibit B (the "Option Certificate").

         1.2 Legend. Any certificate or certificates representing the Shares, the Warrant, the Option, any Common Stock issued upon exercise of the Warrant (the "Warrant Shares"), and any Common Stock issued upon exercise of the Option (the "Option Shares") shall bear the following legend:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

                                   ARTICLE II
                                     CLOSING

         2.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall take place as promptly as practicable (and in any event within two (2) business days) after satisfaction or waiver of the conditions set forth in Article VIII at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606. At the Closing, (i) Investor shall pay to Issuer, by wire transfer of immediately available funds to an account designated in writing by Issuer, the Purchase Price; (ii) Issuer shall issue to Investor the Shares, and deliver to Investor certificates for the Shares duly registered in the name of Investor; (iii) Issuer shall issue to Investor the Warrant and deliver the Warrant Certificate to Investor; (iv) pursuant to the terms of the Option, Investor shall deliver to Issuer the Option and Issuer shall cancel the Option; and (v) all other agreements and other documents referred to in this Agreement shall be executed and delivered (if not done prior to the Closing).

         2.2 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of Issuer and Investor;

                  (b) by Investor, but only if Investor is not in material breach of this Agreement, upon a material breach of any representation, warranty, covenant or agreement on the part of Issuer set forth in this Agreement, or if any material representation or warranty of Issuer shall have become untrue, in either case such that the conditions in
         Section 8.2 would be incapable of being satisfied by March 31, 1999 (or as such date is otherwise extended pursuant to Section 2.2(e) below);

                  (c) by Issuer, but only if Issuer is not in material breach of this Agreement, upon a material breach of any representation, warranty, covenant or agreement on the part of Investor set forth in this Agreement, or if any material representation or warranty of Investor shall have become untrue, in either case such that the conditions in
         Section 8.3 would be incapable of being satisfied by March 31, 1999 (or as such date is otherwise extended pursuant to Section 2.2(e) below);

                  (d) by either Investor or Issuer, but only if the terminating party is not in material breach of this Agreement at that time, if the conditions in Section 8.1 would be incapable of being satisfied by March 31, 1999; by Investor, but only if Investor is not in material breach of this Agreement at that time, if the conditions in Section 8.2 would be incapable of being satisfied by March 31, 1999; or by Issuer, but only if Issuer is not in material breach of this Agreement at that time, if the conditions in Section 8.3 would be incapable of being satisfied by March 31, 1999 (or, in each case, as such date is otherwise extended pursuant to Section 2.2(e) below);

                  (e) by either Investor or Issuer, but only if the terminating party is not in material breach of this Agreement at that time, if the Closing shall not have been consummated before March 31, 1999; provided, however, that this Agreement may be extended by written notice of either Investor or Issuer to a date not later than June 30, 1999; or

                  (f) by Issuer if (1) any Person or group ("Group"), as defined in the Exchange Act shall have commenced (as such term is used in Rule 14d-2(b) under the Exchange Act) an unsolicited bona fide tender offer for all outstanding shares of Common Stock or any person or Group shall have made an unsolicited bona fide written offer proposing a merger or consolidation of Issuer or the acquisition of all or substantially all of its assets, and (2) Issuer's Board of Directors shall determine, based on advice of Issuer's financial advisors, that such offer is a Superior Proposal (as herein defined), and (3) Issuer's Board of Directors determines upon the advice of its legal counsel that if they failed to recommend such offer or accept such proposal then such failure would be reasonably likely to result in a breach of the directors' fiduciary duties; provided however that Issuer may not terminate this Agreement pursuant to this Section 2.2(f) until the expiration of five business days after written notice of any such Superior Proposal has been delivered to Investor, together with a summary of the terms of any such offer or proposal.

         2.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of Issuer or Investor to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; further provided, however, nothing herein shall affect the terms and conditions of the Option contained in the Option Certificate; further, provided, however, that the terms of Section 9.5 of this Agreement shall continue to be in full force and effect following such termination.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF ISSUER

         As a material inducement to Investor entering into this Agreement and the Option Certificate and purchasing the Shares and the Warrant, Issuer represents and warrants to Investor as follows:

         3.1 Corporate Status. Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. Issuer has all requisite corporate power and authority to own or lease, as the case may be, its properties and to carry on its business as now conducted. Issuer and its Subsidiaries are qualified or licensed to conduct business in all jurisdictions where its or their ownership or lease of property and the conduct of its or their business requires such qualification or licensing, except to the extent that failure to so qualify or be licensed would not have a Material Adverse Effect on Issuer. There is no pending or threatened proceeding for the dissolution, liquidation, or insolvency of Issuer or any of its Subsidiaries.

         3.2 Corporate Power and Authority. Issuer has the corporate power and authority to execute and deliver this Agreement, the Warrant Certificate, and the Option Certificate and to perform its obligations hereunder and thereunder and, subject, in the case of the Agreement and the Warrant Certificate but not in the case of the Option Certificate, to the applicable approval of Issuer's shareholders, to consummate the transactions contemplated hereby and thereby. Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of the Option Certificate. Other than obtaining its shareholders' applicable approval, Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Warrant Certificate and the transactions contemplated hereby and thereby.

         3.3 Execution, Delivery and Enforceability. Each of this Agreement and the Option Certificate has been duly executed and delivered by Issuer and constitutes a legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 No Violation. Except as set forth on Schedule 3.4 hereto, the execution and delivery by Issuer of this Agreement, the Warrant Certificate, the Option Certificate, the consummation of the transactions contemplated hereby and thereby, and the compliance by Issuer with the terms and provisions hereof and thereof (including, without limitation, the issuance to Investor of the Shares, the Warrant Certificate and the Option Certificate, the issuance of the Warrant Shares as contemplated by and in accordance with the Warrant Certificate and the issuance of the Option Shares as contemplated by and in accordance with the Option Certificate), will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Articles of Incorporation or Bylaws or any Contract to which Issuer or any of its Subsidiaries is a party or by which Issuer or its properties or assets are bound (except to the extent such a default would not, in the case of a Contract, have a Material Adverse Effect on Issuer), or any Requirement of Law applicable to Issuer or any of its Subsidiaries, or result in the creation or imposition of any Lien upon any of the capital stock, properties or assets of Issuer or any of its Subsidiaries (except where such Lien would not have a Material Adverse Effect on Issuer).

         3.5 Consents/Approvals. Except as set forth on Schedule 3.5 hereto and except for filing and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder ("HSR Act"), and the applicable approval of this Agreement and the transactions contemplated hereby (other than the Option Certificate) by the shareholders of Issuer, (a) no consents, filings, authorizations or other actions of any Governmental Authority are required for Issuer's execution, delivery and performance of this Agreement, the Warrant Certificate, or the Option Certificate and (b) no consent, approval, waiver or other action by any Person under any Contract to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by Issuer of this Agreement, the Warrant Certificate, or the Option Certificate and the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain such consents would not have a Material Adverse Effect on Issuer.

         3.6 Capitalization. The authorized capital stock of Issuer consists of 45,000,000 shares, of which 33,750,000 are shares of Common Stock and 11,250,000 are shares of preferred stock, par value $0.01 per share. As of the date hereof, 7,895,988 shares of Common Stock are validly issued and outstanding, fully paid, and non-assessable, and no shares of preferred stock are issued or outstanding. Except with respect to the Shares, the Warrant Shares, and the Option Shares, and except for options for 407,598 shares of Common Stock issued and 948,723 shares of Common Stock reserved for issuance pursuant to the A.S.V., INC. 1994 Long-Term Incentive and Stock Option Plan, as amended (the "1994 Plan"), options for 1,002,375 shares of Common Stock issued and 2,250,000 shares of Common Stock reserved for issuance pursuant to the A.S.V., INC. 1996 Incentive and Stock Option Plan, as amended (the "1996 Plan"), 450,000 shares of Common Stock reserved for issuance pursuant to the A.S.V., INC. 1998 Non-Employee Director Stock Option Plan, as amended (the "1998 Plan"), none of which have been issued, 681,812 shares of Common Stock issuable pursuant those certain senior convertible debentures issued October 1996 (the "Debentures"), and 337,500 shares of Common Stock issuable pursuant to that certain Warrant issued to Leo Partners, Inc. on December 1, 1996 (the "Leo Partners Warrant", together with the 1994 Plan, the 1996 Plan, the 1998 Plan, and the Debentures, being the "Derivative Equity Documents"), no other shares of Common Stock and no shares of preferred stock, or any rights, options, warrants, convertible securities, subscription rights or other agreements or commitments of any kind obligating Issuer to issue or sell any other shares of Common Stock or preferred stock, are outstanding or have been authorized, except that the number of shares issuable pursuant to the 1994 Plan (and therefore the number of shares reserved for issuance) automatically increases on an annual basis, subject to an overall limitation on the number of shares which may be issued pursuant to incentive stock options of 1,125,000 shares. Upon delivery to Investor of the certificates for the Shares, the Warrant Certificate, and the Option Certificate and payment of the Purchase Price, Investor will acquire good, valid and marketable title to and record ownership of the Shares, the Warrant, and the Option, respectively, and such Shares will be validly issued, fully paid and non-assessable.

         3.7 SEC Reports and Nasdaq Compliance. Issuer has made all filings (the "SEC Reports") required to be made by it under the Securities Act, the Exchange Act and the securities laws of any state, and any rules and regulations promulgated thereunder and pursuant to any Requirements of Law. The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act, the Exchange Act and other Requirements of Law. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. Issuer has taken all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on the Nasdaq National Market under all currently effective and currently proposed inclusion requirements.

         3.8 Governing Documents. Issuer has delivered or made available to Investor true, accurate and complete copies of its Articles of Incorporation and Bylaws in effect as of the date hereof.

         3.9 Subsidiaries. Except as set forth on Exhibit 22 to Issuer's Form 10-K for the fiscal year ended December 31, 1997, Issuer does not own, directly or indirectly, any outstanding voting securities of or other interests in, and does not control, any corporation, partnership, limited liability company, joint venture or other business entity.

         3.10 Financial Statements. Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of Issuer and its Subsidiaries as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial condition, results of operations, cash flows, or other information therein of Issuer and its Subsidiaries for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to normal recurring adjustments which might be required as a result of year end audit and except as otherwise stated therein).

         3.11 Changes Since December 31, 1997. Except as set forth in the SEC Reports, since December 31, 1997, there has been no Material Adverse Change in Issuer. Except as set forth in the SEC Reports or on Schedule 3.11 hereto, (a) since December 31, 1997, there has not been (i) any direct or indirect redemption, purchase or other acquisition by Issuer of any shares of Issuer's capital stock or (ii) declaration, setting aside or payment of any dividend or other distribution by Issuer in respect of its capital stock, or (iii) issuance of any shares of capital stock of Issuer or any granting to any person of any option to purchase or other right to acquire shares of capital stock of Issuer other than pursuant to the Derivative Equity Documents, and (b) none of the officers or directors of Issuer (or any of their spouses or children) has (i) any direct or indirect investment or equity interest in, or power to control the business affairs of, any manufacturer, supplier, lender or provider of services or goods to Issuer, except for their interest in Issuer, (ii) any material contractual relationship with Issuer, and (iii) has any direct or indirect interest in any material right, property or asset which is owned or used by Issuer in the conduct of its business.

         3.12 Environmental Matters. Except as set forth in the SEC Reports or on Schedule 3.12 hereto:

                  (a) Issuer is and has at all times been in compliance with all Environmental Laws (as defined below) governing its business, operations, properties and assets, including, without limitation, Environmental Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, labeling or disposal of solid and hazardous waste materials and substances or process by-products, in each case, for which failure to comply could have a Material Adverse Effect on Issuer. Issuer is not currently liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing, which penalty, fine or forfeiture could have a Material Adverse Effect on Issuer. Issuer is in compliance with all notice, record keeping and reporting requirements of all Environmental Laws, and has complied with all informational requests or demands arising under the Environmental Laws, where failure to comply could have a Material Adverse Effect on Issuer.

                  (b) As used in this Agreement, "Environmental Laws" means all federal, state or local laws, rules, regulations, orders or ordinances or judicial or administrative interpretations thereof, any of which govern (or purport to govern) or relate to air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste and occupational health and safety, as any of these terms are or may be defined in such laws, rules, regulations, orders, or ordinances, or judicial or administrative interpretations thereof, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, by the Superfund Amendments and Reauthorization Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act and the Occupational Safety and Health Act.

         3.13 No Commissions. Issuer has not incurred any obligation for any finder, broker or agent's fees or commissions in connection with the transactions contemplated hereby or by the Option Certificate.

         3.14 Voting Agreement. James H. Dahl, Gary D. Lemke, JoAnn Lemke, Philip C. Smaby, Jerome T. Miner, Edgar E. Hetteen, Hannah Hetteen, Thomas R. Karges, Leland T. Lynch, Karlin S. Symons, and R.E. "Teddy" Turner, IV have entered into a voting agreement pursuant to which they have agreed to vote the shares of Common Stock benefically owned by them, which aggregate 2,061,352 shares, in favor of approving this Agreement and the transactions contemplated hereunder, a copy of which Voting Agreement is attached hereto as Exhibit C (the "Voting Agreement").

         3.15 Inapplicability of Section 302A.673 of Minnesota Business Corporation Act. The Board of Directors of Issuer, together with a separate committee of disinterested Directors of

Issuer, have each approved the execution and delivery by Issuer of this Agreement, the Warrant Certificate, and the Option Certificate, and the consummation of the transactions contemplated by this Agreement, the Warrant Certificate, and the Option Certificate, and the other transactions contemplated hereby and thereby, and each such approval is sufficient to render inapplicable to Investor and/or any affiliates or associates (as defined in Section 302A.673 of the Minnesota Business Corporation Act ("MBCA")) of Investor and/or all or any combination of such persons the provisions of Section 302A.673 of MBCA that restrict business combinations (as defined in Section 302A.673 of MBCA) between an interested shareholder and Issuer.

         3.16 Fairness Opinion. Issuer has received an opinion from Piper Jaffray Inc. acceptable to its Board of Directors to the effect that the transactions set forth in this Agreement, the Warrant Certificate and the Option Certificate are fair from a financial point of view to the shareholders of Issuer.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         As a material inducement to Issuer entering into this Agreement and the Option Certificate and issuing the Shares, the Warrant, and the Option, Investor represents and warrants to Issuer as follows:

         4.1 Corporate Status; Power and Authority. Investor is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Investor has the corporate power and authority to execute and deliver and to perform its obligations under this Agreement and consummate the transactions contemplated hereby. Investor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         4.2 No Violation. The execution and delivery by Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Certificate of Incorporation or Bylaws of Investor or any Contract to which Investor is a party or by which it or its properties or assets are bound, or violate any Requirement of Law applicable to Investor, other than such violations, conflicts, defaults or breaches which, individually and in the aggregate, do not and will not have a Material Adverse Effect on Investor.

         4.3 Consents/Approvals. Except for filing and approval under the HSR Act, (a) no consents, filings, authorizations or actions of any Governmental Authority are required for Investor's execution, delivery and performance of this Agreement, and (b) no consent, approval, waiver or other actions by any Person under any Contract to which Investor is a party or by which Investor or any of his properties or assets are bound is required or necessary for the execution, delivery and performance by Investor of this Agreement and the consummation of the transactions contemplated hereby.

         4.4 Enforceability. This Agreement has been duly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles regardless of whether enforceability is considered in a proceeding at law or in equity.

         4.5 Investment Intent. Investor is acquiring the Shares, the Warrant, and the Option for its own account and with no present intention of distributing or selling such Shares, any interest in the Warrant or Warrant Shares acquired upon exercise thereof, or any interest in the Option or Option Shares acquired upon exercise thereof in violation of the Securities Act or any applicable state securities law. Investor agrees that it will not sell or otherwise dispose of any of the Shares, any interest in the Warrant or Warrant Shares acquired upon exercise thereof, or any interest in the Option or Option Shares acquired upon exercise thereof unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel to Investor satisfactory to Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel, is exempt from registration or qualification under applicable state securities laws. Investor understands that the sale of the Shares, the Warrant, the Option, the Warrant Shares, and the Option Shares, have not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of Issuer on such exemption from registration is predicated in part on the representations and warranties of Investor. Investor acknowledges that pursuant to Section 1.2 a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Shares, on the Warrant Certificate, on the Option Certificate, and on certificates for any Warrant Shares or Option Shares issued upon exercise thereof.

         4.6 No Commissions. Investor has not incurred any obligation for any finder, broker, or agent's fees or commissions in connection with the transactions contemplated hereby or by the Warrant Certificate or the Option Certificate.

                                    ARTICLE V
                                    COVENANTS

         5.1 Filings. Each of Investor and Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

         5.2 Public Announcements. Except as required by law or the policies or rules of any stock exchange (or the Nasdaq National Market) on which Issuer's securities are listed or quoted as of the date hereof, the form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release or publication thereof, shall be subject to the prior approval of the parties hereto, which approval shall not be unreasonably withheld or delayed.

         5.3 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.4 Cooperation. Issuer and Investor each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of any exchange on which the Common Stock is traded or the Nasdaq National Market in connection with the transactions contemplated by this Agreement and to use their respective reasonable best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, neither of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

         5.5 Board of Directors. Issuer and Investor agree that concurrently with the Closing, a meeting of the Board of Directors of Issuer shall be held, and at that meeting, (a) the number of directors constituting such Board shall be increased to ten (10), and (b) two (2) persons designated by Investor shall be added to such Board. Issuer and Investor further agree that at any time Investor's percentage interest in the outstanding Common Stock increases (whether by exercise of all or a portion of the Option or the Warrant or other purchase of Common Stock or by reduction in the number of outstanding shares of Common Stock), at the next meeting of the Board of Directors, (x) one or more existing Directors (other than the Directors designated by Investor), as selected by a plurality of the Directors of Issuer, or if no such plurality exists, then as selected by the Directors of Issuer designated by Investor, shall resign as a Director of Issuer effective at such time, and (y) one or more persons designated by Investor shall replace such resigning Director or Directors on such Board, so that the ratio of Directors designated by Investor to the total number of Directors on the Board shall be substantially equal to the ratio of the number of shares of Common Stock owned by Investor to the total number of issued and outstanding shares of Common Stock, provided that until Investor owns a majority of the outstanding Common Stock, at no time shall Investor have the right to increase the number of directors designated by Investor to a number such that the ratio of that number to the total number of directors is greater than Investor's percentage ownership of the outstanding Common Stock of Issuer and provided further that the Directors designated by Investor shall constitute a majority of the Board at such time as the Investor owns a majority of outstanding shares of Common Stock.

         5.6 Access to Information. From the date hereof until the Closing, Issuer shall (and shall cause its Subsidiaries and its and their directors, officers, employees, auditors, counsel and agents to) afford Investor and its employees, counsel and agents reasonable access at all reasonable times to Issuer's properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish Investor with all financial, operating and other data and information as may be reasonably requested. No information provided to or obtained by Investor shall affect any representation or warranty in this Agreement although Investor agrees to give notice to Issuer of any such information which would constitute a breach of Issuer's representations and warranties hereunder. Investor agrees to maintain the confidentiality of all such information which is confidential and not to disclose such information to any person other than its representatives and advisors who need to know such information in connection with the transactions and relationships contemplated hereby and by the Commercial Alliance Agreement; provided, however, such restriction shall not apply to any information which is
(a) in the public domain prior to the time of disclosure, (b) obtained by Investor from a third party that has independently obtained such information, or
(c) disclosed by or on behalf of Investor in connection with any action as required by a court of competent jurisdiction or Governmental Authority.

         5.7 Notification of Certain Matters. Each party hereto shall give prompt notice to the other party hereto of the occurrence, or non-occurrence, of any event which would be likely to cause any representation or warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

         5.8 Proxy Statement. As promptly as practicable after the execution of this Agreement, Issuer shall prepare and file with the SEC, in compliance with applicable law and regulations, a proxy statement relating to the meeting of Issuer's shareholders to be held in connection with approving the transaction contemplated hereby (the "Proxy Statement"), and shall use its best efforts to have the Proxy Statement and/or any amendment or supplement thereto cleared by the SEC. Investor shall furnish all information concerning itself to Issuer as Issuer may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after clearance by the SEC, Issuer shall mail the Proxy Statement to its shareholders. Unless there is a Superior Proposal (as defined herein) outstanding and the Issuer's Board of Directors determines, in good faith and after consulting with its outside legal counsel that doing so would be reasonably likely to constitute a breach of its fiduciary duty to the Issuer's shareholders, the Proxy Statement shall include the recommendation of the Board of Directors of Issuer to the shareholders of Issuer in favor of approving this Agreement and the transactions contemplated hereby.

         5.9 Shareholders' Meeting; Voting Agreement. Issuer shall call and hold a special meeting of its shareholders as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby. Issuer shall comply with all Requirements of Law applicable to such meeting. Issuer shall use its best efforts to solicit from its shareholders proxies in favor of approval of this Agreement and the transactions contemplated hereby, and shall take all other action necessary or advisable to obtain the vote of its shareholders required by the requirements of the National Association of Securities, Inc. to obtain such approvals, unless there is a Superior Proposal (as defined herein) outstanding. In connection with the foregoing, Issuer shall cooperate and consult with Investor. Issuer will not take a position before any court or other tribunal, or otherwise, that the voting rights of the Shares, the Warrant Shares, or the Option Shares or the shares subject to the Voting Agreement are in any way limited, reduced or eliminated pursuant to the provisions of Section 302A.671 of the MBCA.

         5.10 No Solicitation; Competing Offers. Neither Issuer nor any of its Subsidiaries, nor any of their respective officers, directors, employees, representatives, agents or Affiliates, shall, directly or indirectly, encourage, solicit, initiate, or participate in any way in any discussion or negotiations with, or provide any information to, or afford any access to the properties, offices, and other facilities, to the officers and employees, or to the books and records, of Issuer or any of its Subsidiaries, or otherwise assist, facilitate or encourage, any Person concerning any Competing Transaction. Notwithstanding the provisions of the prior sentence, the Issuer may, in response to an unsolicited offer with respect to a Competing Transaction which the Issuer's Board of Directors determines, in good faith and after consultation with its independent financial advisor, would result (if consummated pursuant to its terms) in a Competing Transaction more favorable to the Issuer's shareholders than the transactions contemplated hereby (any such offer or proposal being referred to as a "Superior Proposal") furnish (subject to the execution of a confidentiality agreement substantially similar to the confidentiality provisions applicable between Issuer and Investor), confidential or non-public information to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquirer") and negotiate with such Potential Acquirer if the Board of Directors of the Issuer, after consulting with its outside legal counsel, determines in good faith that the failure to provide such confidential or non-public information to or negotiate with such Potential Acquirer would be reasonably likely to constitute a breach of its fiduciary duty to the Issuer's shareholders. Issuer shall immediately communicate to Investor the terms of any proposal, offer, discussion, negotiation or inquiry relating to a Competing Transaction and the identity of the party making such proposal, offer or inquiry which Issuer may receive in respect of any such Competing Transaction (which shall mean that any such communication shall be delivered no less promptly than by telephone within 24 hours of Issuer's receipt of any such proposal, offer or inquiry, followed by written notice by facsimile and overnight delivery), or Issuer's receipt of any request for information from the SEC or any other Governmental Authority with respect to any Competing Transaction. Unless there is a Superior Proposal outstanding and the Issuer's Board of Directors determines, in good faith and after consulting with its outside legal counsel that failure to do so would be reasonably likely to constitute a breach of its fiduciary duty to the Issuer's shareholders, (i) the Board of Directors of Issuer shall not modify or withdraw its approval or recommendation of this Agreement, (ii) shall refrain from recommending approval of or otherwise taking a position with respect to a Competing Transaction and, (iii) Issuer shall refrain from presenting an offer for a Competing Transaction to Issuer's shareholders.

         5.11 HSR Act and Other Actions. Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with Issuer and its Subsidiaries as are necessary for the consummation of the transactions contemplated hereby. Investor shall make payment of the applicable HSR Act filing fee. The parties also agree to use their reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement, the Warrant Certificate, or the Option Certificate or the consummation of the transactions contemplated hereby or thereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated.

         5.12 Conduct of Issuer's Business Pending the Closing. Issuer covenants and agrees that, between the date of this Agreement and the Closing, unless Investor shall have consented in writing (such consent not to be unreasonably withheld), the businesses of each of Issuer and its Subsidiaries shall in all material respects be conducted only in, and each of Issuer and its Subsidiaries shall not take any material action except in, the ordinary course of business, consistent with past practice; and each of Issuer and its Subsidiaries shall use its best efforts to preserve intact is business organization, to keep available the services of its and its Subsidiaries' current officers, employees and consultants and to preserve its and its Subsidiaries' present relationships with customers, suppliers and other persons with which it or any of its Subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither Issuer nor any of its Subsidiaries shall, between the date of this Agreement and the Closing, directly or indirectly do or propose or agree to do any of the following without the prior written consent of Investor, which consent shall not unreasonably be withheld:

                  (a) amend or otherwise change the Articles of Incorporation or Bylaws or equivalent organizational documents;

                  (b) except pursuant to Issuer's Option plans, issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of: (i) any shares of capital stock of any class of it or its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or any of its Subsidiaries, or (ii) any assets, tangible or intangible, of Issuer or any of its Subsidiaries, except for the grant of options pursuant to Issuer's stock option plans or the exercise or conversion of options, warrants or other similar rights issued pursuant to or contained in the Derivative Equity Documents in effect on the date of this Agreement;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, limited liability company, or other business organization or division thereof or any assets, or make any investment (other than in the ordinary course of business) either by purchase of stock or securities, contributions of capital (other than to wholly owned Subsidiaries) or property transfer, or, except in the ordinary course of business, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice, or (iii) enter into any contract or agreement other than in the ordinary course of business;

                  (f) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business consistent with past practices, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of it or any of its Subsidiaries, or establish, adopt, enter into or amend in any material respect or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                  (h) pay, discharge or satisfy any existing material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice or liabilities reflected or reserved against in the consolidated financial statements of Issuer and its Subsidiaries or incurred after the date hereof in the ordinary course of business; or

                  (i) agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any material respect.

         Notwithstanding the foregoing, Investor acknowledges that Issuer may seek to induce the holders of the Debentures to convert such Debentures and agrees that such action will not violate any of the representations, warranties or covenants contained herein, provided that no more than 641,812 shares are issued upon conversion.

         5.13 Conduct of Issuer's Business Following the Closing. Issuer covenants and agrees that, between the date of the Closing and the termination of the Warrant, unless such action shall be approved by at least one-half of the Directors of Issuer designated by Investor, Issuer shall not directly or indirectly do or propose or agree to do any of the actions specified in clauses
(a), (b), (c), (d) or (e) of Section 5.12 above other than in the ordinary course of business; provided, however, Issuer shall be entitled to and shall, to the extent reasonable, use the net proceeds received upon exercise of all or any portion of the Warrant to repurchases of shares of its Common Stock.

         5.14  First Offer Rights and Additional Warrants.

         (a) Except for the issuance of (i) Common Stock pursuant to the exercise or conversion of currently outstanding options, warrants or other similar rights issued pursuant to or contained in the Derivative Equity Documents as of the date of this Agreement, (ii) Common Stock upon any partial or full exercise of the Warrant or the Option, (iii) options to acquire up to an additional 500,000 shares of Common Stock which may be granted to employees, directors or consultants of the Issuer and (iv) Common Stock upon exercise of the options referred to in clause (iii) of this sentence ("Permitted Issuances"), if Issuer authorizes the issuance or sale of any shares of Common Stock or other voting securities, or any securities convertible into or containing options or rights to acquire any shares of Common Stock or other voting securities, Issuer shall first offer to sell to Investor all of such stock or securities. Investor shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons.

         (b) In order to exercise its purchase rights hereunder, Investor must within 30 days after receipt of written notice from Issuer describing in reasonable detail the stock or securities being offered, the purchase price thereof, and the payment terms thereof deliver a written notice to Issuer describing its election hereunder.

         (c) Upon the expiration of the 30-day offering period described above, Issuer shall be entitled to sell any such stock or securities which Investor has not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to Investor.

         (d) Upon a sale, grant or issuance of such stock, options or other securities to a purchaser or optionee other than Investor, and other than Permitted Issuances, Issuer shall, concurrent with the consummation of such sale, grant or issuance, issue to Investor a stock purchase warrant on substantially the same terms as the Warrant (other than the provisions of Article V thereof, provided that such warrant shall expire upon final expiration of the Warrant) at an exercise price per share equal to the exercise or purchase price applicable to the stock, options or other securities sold, granted or issued to such other purchaser or optionee. Such stock purchase warrant to Investor shall be exercisable for the number of shares of Common Stock sold, granted or issued to such other purchaser and/or the maximum number of shares of Common Stock into which such stock, options or other securities sold or granted to such purchaser or optionee are exercisable or convertible. Such stock purchase warrant shall be issued immediately upon issuance of the stock, options or other securities to the other purchaser or optionee except in the case of employee, director or consultant options and other than Permitted Issuances, in which case the stock purchase warrant shall be issued in January on a weighted average price basis with respect to all options granted in the preceding calendar year.

         (e) Any stock, options or securities offered or sold by Issuer after such 90-day period must be reoffered to Investor pursuant to the terms of this
Section 5.14.

         (f) Notwithstanding the provisions of paragraph (a) hereof, nothing contained herein shall require Issuer to offer to sell shares of Common Stock to Investor in connection with (i) increases in the number of shares of Common Stock available for issuance under the 1994, 1996 or 1998 Plans, (ii) Issuer adopting additional compensatory option plans covering employees, directors or consultants of Issuer, (iii) Issuer issuing such increased number of options, awards or other grants or additional options to employees or directors of Issuer, or (iv) Issuer issuing shares of Common Stock upon exercise of such options, awards or other grants; provided however, that in connection with any such grant of options or issuance of Common Stock, the Issuer shall issue to Investor a stock purchase warrant pursuant to clause (d) of this Section 5.14.

                                   ARTICLE VI
                                   DEFINITIONS

         6.1 Defined Terms. As used herein the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Articles of Incorporation" means Issuer's Second Restated Articles of Incorporation, as the same may be or have been supplemented, amended or restated from time to time.

         "Bylaws" means Issuer's Restated Bylaws, as the same may be or have been supplemented, amended or restated from time to time.

         "Closing" has the meaning specified in Section 2.1 of this Agreement.

         "Commercial Agreements" has the meaning specified in Section 8.2(c) of this Agreement.

         "Commercial Alliance Agreement" has the meaning specified in the Recitals to this Agreement.

         "Common Stock" has the meaning specified in the Recitals to this Agreement.

         "Competing Transaction" means a proposed merger, consolidation, share exchange, business combination, recapitalization, liquidation, or similar transaction involving Issuer or its shareholders, as applicable, a direct or indirect sale of all or any significant portion of the assets or business of Issuer or any of its Subsidiaries or a direct or indirect sale or issuance of any material portion of the capital stock of Issuer.

         "Contract" means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

         "Debentures" has the meaning specified in Section 3.6 of this Agreement.

         "Derivative Equity Documents" has the meaning specified in Section 3.6 of this Agreement.

         "Environmental Laws" has the meaning specified in Section 3.12(b) of this Agreement. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HSR Act" has the meaning specified in Section 3.5 of this Agreement.

         "Indemnified Party" has the meaning specified in Section 7.2 of this Agreement.

         "Indemnifying Party" has the meaning specified in Section 7.1 of this Agreement.

         "Issuer" means A.S.V., Inc., a Minnesota corporation.

         "Investor" means Caterpillar Inc., a Delaware corporation.

         "Leo Partners Warrant" has the meaning specified in Section 3.6 of this Agreement.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give a financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate with other such changes (or effects) is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

         "MBCA" has the meaning specified in Section 3.15 of this Agreement.

         "1994 Plan" has the meaning specified in Section 3.6 of this Agreement.

         "1996 Plan" has the meaning specified in Section 3.6 of this Agreement.

         "1998 Plan" has the meaning specified in Section 3.6 of this Agreement.

         "Option" has the meaning specified in Section 1.1 of this Agreement.

         "Option Certificate" has the meaning specified in Section 1.1 of this Agreement.

         "Option Shares" has the meaning specified in Section 1.2 of this Agreement.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Proxy Statement" has the meaning specified in Section 5.8 of this Agreement.

         "Purchase Price" has the meaning specified in Section 1.1 of this Agreement.

          "Requirement of Law" means as to any Person, the articles of incorporation, by-laws or other organizational or governing documents of such person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

         "SEC" means the Securities and Exchange Commission.

         "SEC Reports" has the meaning specified in Section 3.7 of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" has the meaning specified in Section 1.1 of this Agreement.

         "Subsidiary" means as to any Person, a corporation of which more than 50% of the outstanding capital stock having full voting power is at the time directly or indirectly owned or controlled by such Person.

         "Superior Proposal" has the meaning specified in Section 5.10 of this Agreement.

         "Voting Agreement" has the meaning specified in Section 3.14 of this Agreement.

         "Warrant" has the meaning specified in Section 1.1 of this Agreement.

         "Warrant Certificate" has the meaning specified in Section 1.1 of this Agreement.

         "Warrant Shares" has the meaning specified in Section 1.2 of this Agreement.

         6.2  Other Definitional Provisions.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

         (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

         (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

         6.3 The words "hereof", "herein" and "hereunder", and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any Exhibits or Schedules hereto) and not to any particular provision of this Agreement.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1 Indemnification Generally. Issuer, on the one hand, and Investor, on the other hand (each an "Indemnifying Party"), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) or deficiencies resulting from any breach of a representation, warranty or covenant by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

         7.2 Indemnification Procedures. Each person entitled to indemnification under this Section (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each Indemnifying Party required to provide indemnification under this Article VII of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party. If and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or
(ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         8.1 Conditions to Obligation of Each Party to Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the fulfillment of the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Shareholder Approval. This Agreement and the transactions contemplated hereunder shall have been approved and adopted by the vote of the holders of a majority of the shares of Common Stock voting on such matters in accordance with the Articles of Incorporation, Bylaws and the MBCA;

                  (b) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted; and

                  (c) Hart-Scott-Rodino Act. Any waiting period (and any extension thereof) applicable to the consummation of the Closing under the HSR Act shall have expired or been terminated.

         8.2 Additional Conditions to the Obligations of Investor. The obligation of Investor to proceed with the Closing is also subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. Each of the representations and warranties of Issuer contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on Issuer. Investor shall have received a certificate of the chief executive officer and chief financial officer of Issuer to such effect;

                  (b) Agreement and Covenants. Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Investor shall have received a certificate of the chief executive officer and chief financial officer of Issuer to such effect; and

                  (c) Commercial Agreements. Issuer shall have executed the Marketing Agreement and Management Services Agreement contemplated by the Commercial Alliance Agreement and the Exhibits thereto (collectively, the "Commercial Agreements") each between Issuer and Investor substantially in the forms attached to the Commercial Alliance Agreement and the Marketing Agreement.

         8.3 Additional Conditions to the Obligations of Issuer. The obligation of Issuer to proceed with the Closing is also subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. Each of the representations and warranties of Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on Investor. Issuer shall have received a certificate of an authorized officer of Investor to such effect;

                  (b) Agreement and Covenants. Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Issuer shall have received a certificate of an authorized officer of Investor to such effect;

                  (c) Commercial Agreements. Investor shall have executed each of the Commercial Agreements; and

                  (d) Fairness Opinion Bring Down. Issuer shall have received the updated fairness opinion of Piper Jaffray, Inc., dated the date of the Proxy Statement, to the effect set forth in Section 3.16.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission (provided sender receives a return facsimile acknowledging receipt of the notice), to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall designate in writing to the other party):

         (a)  if to Issuer to:         A.S.V., Inc.
                                       840 Lily Lane
                                       Grand Rapids, Minnesota  55744
                                       Attention:  Mr. Gary D. Lemke
                                       Fax:  (218) 326-5579
                                       Telephone:(218) 327-3434

         with a copy to:               Dorsey & Whitney, LLP
                                       Pillsbury Center South
                                       220 South Sixth Street
                                       Minneapolis, Minnesota 55402-1498
                                       Attention:  Amy E. Ayotte
                                       Fax:  (612) 340-8738
                                       Email:
                                       Telephone:(612) 340-6323

         (b)  if to Investor to:       Caterpillar Inc.
                                       100 Northeast Adams Street
                                       Peoria, Illinois  61629-2495
                                       Attention:  Richard A. Benson, Vice
                                       President, Diversified Products Division
                                       Fax:  (309) 675-4777
                                       Email: Benson_Richard_A@cat.com
                                       Telephone:(309) 675-1000

with a copy to:                        Caterpillar Inc.
                                       100 Northeast Adams Street
                                       Peoria, Illinois  61629-2495
                                       Attention:  Henry T. Ames, Assistant
                                       General Counsel
                                       Telephone:   (309) 675-1000
                                       Email:  Ames_Hank_T@cat.com
                                       Facsimile:  (309) 675-6620

with a copy to:                        McDermott, Will & Emery
                                       227 West Monroe Street
                                       Chicago, Illinois 60606
                                       Attention: Thomas J. Murphy
                                       Fax: (312) 984-3669
                                       Email:Telephone:  (312) 372-2000

         9.2 Survival. Notwithstanding any knowledge of facts determined or determinable by Investor or Issuer by investigation, Investor and Issuer shall have the right to fully rely on the representations, warranties, covenants and agreements of Issuer contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties set forth in this Agreement is independent of each other representation, warranty, covenant and agreement. Each representation and warranty made by any party in this Agreement shall survive the Closing for a period of two years.

         9.3  Remedies.

         (a) Each of Investor and Issuer acknowledge that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each of Investor and Issuer in addition to and without limiting any other remedy or right such party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of Investor and Issuer hereby waive any and all defenses such party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

         (b) All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         9.4 Entire Agreement. This Agreement and the Commercial Alliance Agreement (including the Exhibits and Schedules attached hereto and thereto), the Option Certificate, and the documents to be delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits and Schedules hereto constitute a part hereof as though set forth in full above.

         9.5 Expenses; Taxes. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp, duty, deed transfer or other tax (except taxes based on the income of Investor) arising out of the sale of the Shares, the Warrant, or the Option by Issuer to Investor, the issuance of Warrant Shares upon exercise of the Warrant, the issuance of Option Shares upon exercise of the Option, and the consummation of the transactions contemplated by this Agreement, the Warrant Certificate and the Option Certificate shall be paid by Issuer.

         9.6 Amendment; Waiver. Each of this Agreement, the Warrant Certificate and the Option Certificate may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under each of this Agreement, the Warrant Certificate and the Option Certificate shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision hereunder or thereunder shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder, thereunder, or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         9.7 Binding Effect; Assignment. The rights and obligations of this Agreement, the Warrant Certificate and the Option Certificate shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

         9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         9.9 Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

         9.10 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Minnesota applicable to contracts executed and to be wholly performed within such State.

         9.11 Severability. The parties stipulate that the terms and provisions of this Agreement, the Warrant Certificate and the Option Certificate are fair and reasonable as of the date hereof. However, if any provision of this Agreement, the Warrant Certificate or the Option Certificate shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement, the Warrant Certificate or the Option Certificate, as applicable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed and delivered as of the day and year first above written.

                                       A.S.V., INC.



                                       By:  /s/ Gary D. Lemke
                                          --------------------------------
                                       Name:  Gary D. Lemke
                                       Title: President


                                       CATERPILLAR INC.


                                       By:  /s/ Richard A. Benson
                                          --------------------------------
                                       Name:  Richard A. Benson
                                       Title: Vice President

                                                                      APPENDIX B

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.


                               OPTION CERTIFICATE

                To Purchase 1,579,000 Shares of Common Stock of:


                                  A.S.V., INC.

         THIS IS TO CERTIFY THAT CATERPILLAR INC. (the "Holder"), or Holder's registered assigns, is entitled to purchase from A.S.V., Inc., a Minnesota corporation (the "Company"), up to 1,579,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), on the terms and conditions hereinafter set forth. This option is being issued in connection with a Securities Purchase Agreement between the Company and the Holder dated October 14, 1998 (the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.


I.  GRANT OF OPTION

1.1 GRANT. The Company hereby grants the Holder an option to purchase 1,579,000 shares of Common Stock at a purchase price of $18.00 per share, exercisable in whole or in part at any time and from time to time from the date hereof until 6:00 p.m. on the first anniversary of the date hereof, subject to earlier termination, if any, as provided in Article V (the "Option" and the shares to be issued upon the exercise thereof, the "Option Shares").

1.2 SHARES TO BE ISSUED; RESERVATION OF SHARES. The Company covenants and agrees that (1) all Option Shares will upon issuance in accordance with the terms thereof be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof, (2) the Company will from time to time take all actions necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the applicable purchase price per Option Share, and
(3) the Company will at all times during the exercise period have authorized and reserved sufficient shares of Common Stock to provide for the exercise of the Option in full.


II.  ADJUSTMENTS TO OPTION RIGHTS

2.1 STOCK SPLITS AND COMBINATIONS. If the Company shall combine all of the outstanding Common Stock proportionately into a smaller number of shares, the number of Option Shares issuable to the Holder upon exercise of the Option shall be proportionately decreased and the purchase price per Option Share hereunder in effect immediately prior to such combination shall be proportionately increased, as of the effective date of such combination, as follows: (a) the number of Option Shares purchasable upon the exercise of the Option immediately prior to the effective date of such combination shall be adjusted so that the Holder of the Option exercised on or after that date shall be entitled to receive the number and kind of Option Shares which the Holder of the Option would have owned and been entitled to receive as a result of the combination had the Option been exercised immediately prior to that date, and (b) the purchase price per Option Share in effect immediately prior to such adjustment shall be adjusted by multiplying such purchase price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Option immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Option immediately thereafter. If the Company shall effect a subdivision of the outstanding Common Stock, the number of Option Shares issuable to the Holder upon exercise of the Option shall be proportionally increased and the purchase price per Option Share hereunder in effect prior to such subdivision shall be proportionately decreased, as of the effective date of such subdivision, as follows: (a) the number of Option Shares purchasable upon the exercise of the Option immediately prior to the effective date of such subdivision, shall be adjusted so that the Holder of the Option exercised on or after that date shall be entitled to receive the number and kind of Option Shares which the Holder of the Option would have owned and been entitled to receive as a result of the subdivision had the Option been exercised immediately prior to that date (pro rated in the case of any partial exercise), and (b) the purchase price per Option Share in effect immediately prior to such adjustment shall be adjusted by multiplying the purchase price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Option immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Option immediately thereafter.

2.2 STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company shall make or fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then the number of Option Shares issuable to the Holder upon exercise of the Option shall be proportionately increased and the purchase price per Option Share hereunder in effect prior to the time of such issuance or the close of business on such record date shall be proportionately decreased, as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, as follows: (a) the number of Option Shares purchasable upon the exercise of the Option immediately prior to the time of such issuance or the close of business on such record date shall be adjusted so that the Holder of the Option exercised after that date shall be entitled to receive the number and kind of Option Shares which the Holder of the Option would have owned and been entitled to receive as a result of the dividend or distribution had the Option been exercised immediately prior to that date (pro rated in the case of any partial exercise), and (b) the purchase price in effect immediately prior to such adjustment shall be adjusted by multiplying such purchase price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Option immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Option immediately thereafter.

2.3 OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company shall make or fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that the Holder of the Option shall be entitled to receive upon exercise of the Option, for the aggregate purchase price in effect prior thereto, in addition to the number of Option Shares immediately theretofore issuable upon exercise of the Option, the kind and number of securities of the Company which the Holder would have owned and been entitled to receive had the Option been exercised immediately prior to that date (pro rated in the case of any partial exercise).

2.4 RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Article
II), then the Holder of the Option shall be entitled to receive upon exercise of the Option, in lieu of the Option Shares immediately theretofore issuable upon exercise of the Option, for the aggregate purchase price in effect prior thereto, the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by the holders of the number of shares of Common Stock for which such Option could have been exercised immediately prior to such recapitalization, reclassification or change (pro rated in the case of any partial exercise).

2.5 REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If any of the following transactions (each, a "Special Transaction") shall become effective:
(i) a capital reorganization (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Article II), (ii) a consolidation or merger of the Company with and into another entity, or (iii) a sale or conveyance of all or substantially all of the Company's assets, then as a condition of any such Special Transaction, lawful and adequate provision shall be made so that the Holder of the Option shall thereafter have the right to purchase and receive upon exercise of the Option, in lieu of the Option Shares immediately theretofore issuable upon exercise of the Option, for the aggregate purchase price in effect immediately prior to such consummation, such shares of stock, other securities, cash or other assets as may be issued or payable in and pursuant to the terms of such Special Transaction to the holders of shares of Common Stock for which such Option could have been exercised immediately prior to such Special Transaction (pro rated in the case of any partial exercises). In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder of the Option to the end that the provisions of the Option (including without limitation provisions for adjustment of the purchase price and the number of Option Shares issuable upon the exercise of the Option), shall thereafter be applicable, as nearly as may be practicable, to any shares of stock, other securities, cash or other assets thereafter deliverable upon the exercise of the Option. The Company shall not effect any Special Transaction unless prior to or simultaneously with the closing, the successor entity (if other than the Company), if any, resulting from such consolidation or merger or the entity acquiring such assets shall assume by a written instrument executed and mailed by certified mail or delivered to the Holder of the Option at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to the Holder such shares of stock, securities, cash or other assets, as in accordance with the foregoing provisions, which the Holder shall have the right to purchase.

2.6  SALES BELOW OPTION EXERCISE PRICE.

         (a) In the event the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Sections 2.1, 2.2, 2.3, 2.4 or 2.5 above, (ii) shares issuable upon exercise of currently outstanding options, warrants and convertible securities and (iii) options issued to employees or directors of the Company or shares issued upon exercise thereof, provided the exercise price of any such options on the date of grant shall be equal to or greater than the fair market value as of such date) at a price per share less than the purchase price per Option Share in effect as of the date the Company fixes the offering price of such shares, rights, options, warrants or convertible or exchangeable securities, then the purchase price per Option Share shall immediately be reduced to a price determined by multiplying the then current purchase price per Option Share by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date next preceding the date of such issue or sale, plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities so issued would purchase at the then current purchase price per Option Share, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance after giving effect to such issuance.

(b) For the purpose of making any adjustment required under this Section 2.6, the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the gross amount of cash received by the Company before deduction of any expenses payable by the Company and any underwriting or similar commissions, compensation or concession in connection with such issue or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined by the Company's Board of Directors in good faith, (C) if such shares of Common Stock or rights, options, warrants or convertible securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as that portion of the consideration so received that may be reasonably determined by the Board of Directors of the Company in good faith to be allocated to such shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities, and (D) if the issuance shall be of such rights, options, warrants or convertible or exchangeable securities, be determined by dividing (X) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof by (Y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities.

(c) Upon each adjustment of the purchase price per Option Share pursuant to
Section 2.6 hereof, the Option shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable upon exercise immediately prior to such adjustment by the purchase price per Option Share in effect immediately prior to such adjustment and dividing the product so obtained by the purchase price per Option Share in effect immediately after such adjustment. The adjustment pursuant to this Section 2.6 to the number of shares of Common Stock purchasable upon exercise of a Option shall be made each time an adjustment of the purchase price is made pursuant to Section 2.6 hereof.

2.7 LIQUIDATION. If the Company shall, at any time prior to the expiration of this Option, dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Option. Upon such exercise, the Holder shall have the right to receive, in lieu of the shares of Common Stock that the Holder otherwise would have been entitled to receive upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Option on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the applicable purchase price per Option Share provided for by this Option, the Holder may, at the Holder's option, exercise this Option without making payment of the applicable purchase price per Option Share and, in such case, the Company shall, upon distribution to the Holder, consider the applicable purchase price per Option Share to have been paid in full, and in making settlement to the Holder shall deduct an amount equal to the applicable purchase price per Option Share from the amount payable to the Holder.

2.8 NOTICE. Whenever a Option or the number of Option Shares issuable hereunder is to be adjusted as provided herein or a dividend or distribution (in cash, stock or otherwise and including, without limitation, any liquidating distributions) is to be declared by the Company, or a definitive agreement with respect to a Special Transaction has been entered into, the Company shall forthwith cause to be sent to the Holder at the last address of the Holder shown on the books of the Company, by first-class mail, postage prepaid, at least ten
(10) days prior to the record date specified in (a) below or at least twenty
(20) days before the date specified in (b) below, a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof, if applicable, and stating (if applicable):

(a) the date to be used to determine (i) which holders of Common Stock will be entitled to receive notice of such dividend, distribution, subdivision or combination (the "Record Date"), and

(ii) the date as of which such dividend distribution, subdivision or combination shall be made; or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined (provided, that in the event the Company institutes a policy of declaring cash dividends on a periodic basis, the Company need only provide the relevant information called for in this clause (a) with respect to the first cash dividend payment to be made pursuant to such policy and thereafter provide only notice of any changes in the amount or the frequency of any subsequent dividend payments), or

(b) the date on which a Special Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon consummation of the Special Transaction (the "Exchange Date").

         2.9 FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of the Option. If any fraction of a share of Common Stock would be issuable upon the exercise of the Option, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported closing price of the Common Stock on Nasdaq on the last business day prior to the date of exercise upon which such a sale shall have been effected, or, if the Common Stock is not so quoted on Nasdaq, as the Board of Directors of the Company may in good faith determine.

         2.10 EFFECT OF ALTERNATE SECURITIES. If at any time, as a result of an adjustment made pursuant to this Article II, the Holder of the Option shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon exercise of the Option shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Article II.

2.11 SUCCESSIVE APPLICATION. The provisions of this Article II shall similarly apply from time to time to successive events covered by this Article II.

III. EXERCISE

3.1  EXERCISE OF OPTION.

(a) The Holder may exercise this Option by (i) surrendering this Option Certificate, with the form of exercise notice attached hereto as Exhibit A duly executed by Holder, and (ii) making payment to the Company of the aggregate purchase price for the applicable Option Shares in cash, by certified check, bank check or wire transfer to an account designated by the Company. Upon any partial exercise of the Option, the Company, at its expense, shall promptly issue to the Holder for its surrendered Option Certificate a replacement Option Certificate identical in all respects to this Option Certificate, except that the number of Option Shares shall be reduced accordingly.

(b) Each person in whose name any Option Share certificate is issued upon exercise of a Option shall for all purposes been deemed to have become the holder of record of the Option Shares for which such Option was exercised, and such Option Share certificate shall be dated the date upon which the Option exercise notice was duly surrendered and payment of the purchase price was tendered to the Company.

3.2 ISSUANCE OF OPTION SHARES. The Option Shares purchased shall be issued to the Holder exercising this Option as of the close of business on the date on which all actions and payments required to be taken or made by the Holder, pursuant to Section 3.1, shall have been so taken or made. Certificates for the Option Shares so purchased shall be delivered to the Holder within three (3) days after a Option is surrendered and payment therefore is made.

IV.  RIGHTS OF HOLDER

4.1 OPTIONHOLDER RIGHTS. Holder shall not, solely by virtue of the Option and prior to the issuance of the Option Shares upon due exercise thereof, be entitled to any rights of a shareholder in the Company.

4.2 NO IMPAIRMENT. The Company shall not by any action including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Option and
(b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the company to perform its obligations under this Option.

Upon the request of the Holder, the Company will at any time during the period this Option is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Option and the obligations of the Company hereunder.

V.  TERMINATION OF OPTION

         5.1 TERMINATION AND CLOSING. Upon the Closing (as defined in the Purchase Agreement) the Option shall terminate and the Holder shall have no further rights thereunder.

         5.2 OTHER TERMINATIONS. The Option shall terminate and the Holder shall have no further rights thereunder if the Purchase Agreement is terminated:

             (a) by the Company pursuant to the provisions of Section 2.2(c) thereof;

                  (b) by the Company or the Holder pursuant to the provisions of
Section 2.2(d) thereof, solely as a result of the result of the failure of the conditions specified in Section 8.1(b) or (c) to be satisfied; or

                  (c) by the Company pursuant to the provisions of Section 2.2(d) thereof, solely as a result of the failure of the conditions specified in
Section 8.3 to be satisfied.

VI.  TRANSFERABILITY

The Holder hereby represents and warrants that it is acquiring the Option and, upon the exercise thereof, the Option Shares, for investment and not with a view to resale or distribution thereof. Subject to compliance with federal and state securities laws, the Holder may sell, assign, transfer or otherwise dispose of all or any portion of the Option or the Option Shares acquired upon any exercise hereof at any time and from time to time; provided however, that the Option may only be transferred to an Affiliate of the Holder. Upon the sale, assignment, transfer or other disposition of all or any portion of the Option, the Holder shall deliver to Company a written notice of such in the form attached hereto as Exhibit B duly executed by the Holder which includes the identity and address of any purchaser, assignor, or transferee.

VII. LEGEND ON OPTION SHARES

Certificates evidencing the Option Shares shall bear the following legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR SUCH STATE SECURITIES LAWS.

VIII.  MISCELLANEOUS

8.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), or guaranteed overnight delivery, to the Company at the address at which its principal business office is located from time to time, and the Holder at the address it advises the Company of.

8.2 EXPENSES; TAXES. Any sales tax, stamp duty, deed transfer or other tax (except only taxes based on the income of Holder) arising out of the issuance and sale of the Option or the Option Shares issuable upon exercise of the Option and consummation of the transactions contemplated by this Option Certificate shall be paid by the Company.

8.3 AMENDMENT; WAIVER. This Option Certificate may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the Holder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Option Certificate shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Company and the Holder. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

8.4 HEADINGS. The headings contained in this Option Certificate are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Option Certificate.

8.5 GOVERNING LAW; INTERPRETATION. This Option Certificate shall be construed in accordance with and governed for all purposes by the laws of the State of Minnesota.

                                     * * *

IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed and delivered as of the day and year first above written.

                                       A.S.V., INC.



                                       By:  /s/ Gary D. Lemke
                                           -------------------------------
                                       Name:  Gary D. Lemke
                                       Title:  President

                                    EXHIBIT A

                                 EXERCISE NOTICE

[To be executed only upon exercise of Option]

The undersigned registered owner of this Option irrevocably exercises this Option for the purchase of the number of shares of Common Stock of A.S.V., Inc. as is set forth below, and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attached Option Certificate and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to the person specified below whose address is set forth below, and, if such shares of Common Stock shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Option Certificate, then A.S.V., Inc. shall, at its own expense, promptly issue to the undersigned a new Option Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder.

Date:  ____________________

Amount of Shares Purchased:  ______________

Aggregate Purchase Price:    $_____________

Printed Name of Registered Holder: ________________________________

Signature of Registered Holder:    ________________________________

NOTICE: The signature on this Exercise Notice must correspond with the name as written upon the face of the attached Option Certificate in every particular, without alteration or enlargement or any change whatsoever.

Stock Certificates to be issued and registered in the following name, and delivered to the following address:



                             -----------------------------------
                             (Name)

                             -----------------------------------
                             (Street Address)

                             -----------------------------------
                             (City)          (State)  (Zip Code)

                             -----------------------------------
                             (Tax identification or Social
                              Security Number)

                                    EXHIBIT B

                                ASSIGNMENT NOTICE

[To be executed only upon transfer of Option]


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the person named below, whose address is set forth below, the rights represented by the attached Option Certificate to purchase the number of shares of the Common Stock of A.S.V., Inc. ("ASV") as is set forth below, to which the attached Option Certificate relates, and appoints ____________________________ attorney to transfer such rights on the books of ASV with full power of substitution in the premises. If such shares of Common Stock of ASV shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Option Certificate, then ASV, at its own expense, shall promptly issue to the undersigned a new Option of like tenor and date for the balance of the Common Stock issuable thereunder.

Date:  ____________________

Amount of Option Transferred:    ______________

Printed Name of Registered Holder: ________________________________

Signature of Registered Holder:    ________________________________

NOTICE: The signature on this Assignment Notice must correspond with the name as written upon the face of the attached Option Certificate in every particular, without alteration or enlargement or any change whatsoever.

Option Certificate for transferred Option to be issued and registered in the following name, and delivered to the following address:


                             -----------------------------------
                             (Name)

                             -----------------------------------
                             (Street Address)

                             -----------------------------------
                             (City) (State) (Zip Code)

                                                                      APPENDIX C

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.


                               WARRANT CERTIFICATE

                To Purchase 10,267,127 Shares of Common Stock of:

                                  A.S.V., INC.

         THIS IS TO CERTIFY THAT CATERILLAR INC. (the "Holder"), or Holder's registered assigns, is entitled to purchase from A.S.V., INC., a Minnesota corporation (the "Company"), up to 10,267,127 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), on the terms and conditions hereinafter set forth. This warrant is being issued in connection with a Securities Purchase Agreement between the Company and the Holder dated October 14, 1998 (the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

I. GRANT OF WARRANT

         1.1 GRANT. The Company hereby grants the Holder a warrant to purchase 10,267,127 shares of Common Stock at a purchase price of $21.00 per share, exercisable in whole or in part at any time and from time to time from the date hereof until 6:00 p.m. on the tenth anniversary of the date hereof, subject to the provisions of Article V hereof (the "Warrant" and the shares to be issued upon the exercise thereof the "Warrant Shares").

         1.2 SHARES TO BE ISSUED; RESERVATION OF SHARES. The Company covenants and agrees that (1) all Warrant Shares will upon issuance in accordance with the terms hereof be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof, (2) the Company will from time to time take all actions necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the applicable purchase price per Warrant Share, and
(3) the Company will at all times during the exercise period have authorized and reserved sufficient shares of Common Stock to provide for the exercise of the Warrant in full.

II. ADJUSTMENTS TO WARRANT RIGHTS

         2.1 STOCK SPLITS AND COMBINATIONS. If the Company shall combine all of the outstanding Common Stock proportionately into a smaller number of shares, the number of Warrant Shares issuable to the Holder upon exercise of the Warrant shall be proportionately decreased and the purchase price per Warrant Share hereunder in effect immediately prior to such combination shall be proportionately increased, as of the effective date of such combination, as follows: (a) the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to the effective date of such combination shall be adjusted so that the Holder of the Warrant exercised on or after that date shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrant would have owned and been entitled to receive as a result of the combination had the Warrant been exercised immediately prior to that date, and (b) the purchase price per Warrant Share in effect immediately prior to such adjustment shall be adjusted by multiplying such purchase price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrant immediately thereafter. If the Company shall effect a subdivision of the outstanding Common Stock, the number of Warrant Shares issuable to the Holder upon exercise of the Warrant shall be proportionally increased and the purchase price per Warrant Share hereunder in effect prior to such subdivision shall be proportionately decreased, as of the effective date of such subdivision, as follows: (a) the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to the effective date of such subdivision, shall be adjusted so that the Holder of the Warrant exercised on or after that date shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrant would have owned and been entitled to receive as a result of the subdivision had the Warrant been exercised immediately prior to that date (pro rated in the case of any partial exercise), and (b) the purchase price per Warrant Share in effect immediately prior to such adjustment shall be adjusted by multiplying the purchase price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrant immediately thereafter.

         2.2 STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company shall make or fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then the number of Warrant Shares issuable to the Holder upon exercise of the Warrant shall be proportionately increased and the purchase price per Warrant Share hereunder in effect prior to the time of such issuance or the close of business on such record date shall be proportionately decreased, as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, as follows: (a) the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to the time of such issuance or the close of business on such record date shall be adjusted so that the Holder of the Warrant exercised after that date shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrant would have owned and been entitled to receive as a result of the dividend or distribution had the Warrant been exercised immediately prior to that date (pro rated in the case of any partial exercise), and (b) the purchase price in effect immediately prior to such adjustment shall be adjusted by multiplying such purchase price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrant immediately thereafter.

         2.3 OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company shall make or fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that the Holder of the Warrant shall be entitled to receive upon exercise of the Warrant, for the aggregate purchase price in effect prior thereto, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, the kind and number of securities of the Company which the Holder would have owned and been entitled to receive had the Warrant been exercised immediately prior to that date (pro rated in the case of any partial exercise).

         2.4 RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Article
II), then the Holder of the Warrant shall be entitled to receive upon exercise of the Warrant, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, for the aggregate purchase price in effect prior thereto, the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by the holders of the number of shares of Common Stock for which such Warrant could have been exercised immediately prior to such recapitalization, reclassification or change (pro rated in the case of any partial exercise).

         2.5 REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If any of the following transactions (each, a "Special Transaction") shall become effective: (i) a capital reorganization (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Article II), (ii) a consolidation or merger of the Company with and into another entity, or (iii) a sale or conveyance of all or substantially all of the Company's assets, then as a condition of any such Special Transaction, lawful and adequate provision shall be made so that the Holder of the Warrant shall thereafter have the right to purchase and receive upon exercise of the Warrant, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, for the aggregate purchase price in effect immediately prior to such consummation, such shares of stock, other securities, cash or other assets as may be issued or payable in and pursuant to the terms of such Special Transaction to the holders of shares of Common Stock for which such Warrant could have been exercised immediately prior to such Special Transaction (pro rated in the case of any partial exercises). In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder of the Warrant to the end that the provisions of the Warrant (including without limitation provisions for adjustment of the purchase price and the number of Warrant Shares issuable upon the exercise of the Warrant), shall thereafter be applicable, as nearly as may be practicable, to any shares of stock, other securities, cash or other assets thereafter deliverable upon the exercise of the Warrant. The

Company shall not effect any Special Transaction unless prior to or simultaneously with the closing, the successor entity (if other than the Company), if any, resulting from such consolidation or merger or the entity acquiring such assets shall assume by a written instrument executed and mailed by certified mail or delivered to the Holder of the Warrant at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to the Holder such shares of stock, securities, cash or other assets, as in accordance with the foregoing provisions, which the Holder shall have the right to purchase.

         2.6      SALES BELOW WARRANT EXERCISE PRICE.

         (a) In the event the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Sections 2.1, 2.2, 2.3, 2.4 or 2.5 above, (ii) shares issuable upon exercise of currently outstanding options, warrants and convertible securities and (iii) options issued to employees or directors of the Company or shares issued upon exercise thereof provided the exercise price of any such options on the date of grant shall be equal to or greater than the fair market value as of such date) at a price per share less than the purchase price per Warrant Share in effect as of the date the Company fixes the offering price of such shares, rights, options, warrants or convertible or exchangeable securities, then the purchase price per Warrant Share shall immediately be reduced to a price determined by multiplying the then current purchase price per Warrant Share by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date next preceding the date of such issue or sale, plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities so issued would purchase at the then current purchase price per Warrant Share, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance after giving effect to such issuance.

         (b) For the purpose of making any adjustment required under this
Section 2.6, the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the gross amount of cash received by the Company before deduction of any expenses payable by the Company and any underwriting or similar commissions, compensation or concession in connection with such issue or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined by the Company's Board of Directors in good faith, (C) if such shares of Common Stock or rights, options, warrants or convertible securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as that portion of the consideration so received that may be reasonably determined by the Board of Directors of the Company in good faith to be allocated to such shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities, and (D) if the issuance shall be of such rights, options, warrants or convertible or exchangeable securities, be determined by dividing (X) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof by (Y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities.

         (c) Upon each adjustment of the purchase price per Warrant Share pursuant to Section 2.6 hereof, the Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable upon exercise immediately prior to such adjustment by the purchase price per Warrant Share in effect immediately prior to such adjustment and dividing the product so obtained by the purchase price per Warrant Share in effect immediately after such adjustment. The adjustment pursuant to this
Section 2.6 to the number of shares of Common Stock purchasable upon exercise of a Warrant shall be made each time an adjustment of the purchase price is made pursuant to Section 2.6 hereof.

         2.7 LIQUIDATION. If the Company shall, at any time prior to the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant. Upon such exercise, the Holder shall have the right to receive, in lieu of the shares of Common Stock that the Holder otherwise would have been entitled to receive upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the applicable purchase price per Warrant Share provided for by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the applicable purchase price per Warrant Share and, in such case, the Company shall, upon distribution to the Holder, consider the applicable purchase price per Warrant Share to have been paid in full, and in making settlement to the Holder shall deduct an amount equal to the applicable purchase price per Warrant Share from the amount payable to the Holder.

         2.8 NOTICE. Whenever a Warrant or the number of Warrant Shares issuable hereunder is to be adjusted as provided herein or a dividend or distribution (in cash, stock or otherwise and including, without limitation, any liquidating distributions) is to be declared by the Company, or a definitive agreement with respect to a Special Transaction has been entered into, the Company shall forthwith cause to be sent to the Holder at the last address of the Holder shown on the books of the Company, by first-class mail, postage prepaid, at least ten
(10) days prior to the record date specified in (a) below or at least twenty
(20) days before the date specified in (b) below, a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof, if applicable, and stating (if applicable):


               (a) the date to be used to determine (i) which holders of Common Stock will be entitled to receive notice of such dividend, distribution, subdivision or combination (the

          "Record Date"), and (ii) the date as of which such dividend distribution, subdivision or combination shall be made; or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined (provided, that in the event the Company institutes a policy of declaring cash dividends on a periodic basis, the Company need only provide the relevant information called for in this clause (a) with respect to the first cash dividend payment to be made pursuant to such policy and thereafter provide only notice of any changes in the amount or the frequency of any subsequent dividend payments), or

               (b) the date on which a Special Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon consummation of the Special Transaction (the "Exchange Date").

         2.9 FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of the Warrant. If any fraction of a share of Common Stock would be issuable upon the exercise of the Warrant, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported closing price of the Common Stock on Nasdaq on the last business day prior to the date of exercise upon which such a sale shall have been effected, or, if the Common Stock is not so quoted on Nasdaq, as the Board of Directors of the Company may in good faith determine.

         2.10 EFFECT OF ALTERNATE SECURITIES. If at any time, as a result of an adjustment made pursuant to this Article II, the Holder of the Warrant shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon exercise of the Warrant shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Article II.

         2.11 SUCCESSIVE APPLICATION. The provisions of this Article II shall similarly apply from time to time to successive events covered by this Article II.

III. EXERCISE

         3.1      EXERCISE OF WARRANT.

         (a) The Holder may exercise this Warrant by (i) surrendering this Warrant Certificate, with the form of exercise notice attached hereto as Exhibit A duly executed by Holder, and (ii) making payment to the Company of the aggregate purchase price for the applicable Warrant Shares in cash, by certified check, bank check or wire transfer to an account designated by the Company.
Upon any partial exercise of the Warrant, the Company, at its expense, shall promptly issue to the Holder for its surrendered Warrant Certificate a replacement Warrant Certificate identical in all respects to this Warrant Certificate, except that the number of Warrant Shares shall be reduced accordingly.

         (b) Each person in whose name any Warrant Share certificate is issued upon exercise of a Warrant shall for all purposes been deemed to have become the holder of record of the Warrant Shares for which such Warrant was exercised, and such Warrant Share certificate shall be dated the date upon which the Warrant exercise notice was duly surrendered and payment of the purchase price was tendered to the Company.

         3.2 ISSUANCE OF WARRANT SHARES. The Warrant Shares purchased shall be issued to the Holder exercising this Warrant as of the close of business on the date on which all actions and payments required to be taken or made by the Holder, pursuant to Section 3.1, shall have been so taken or made. Certificates for the Warrant Shares so purchased shall be delivered to the Holder within three (3) days after a Warrant is surrendered and payment therefore is made.

IV.  RIGHTS OF HOLDER

         4.1 WARRANTHOLDER RIGHTS. Holder shall not, solely by virtue of the Warrant and prior to the issuance of the Warrant Shares upon due exercise thereof, be entitled to any rights of a shareholder in the Company.

         4.2 NO IMPAIRMENT. The Company shall not by any action including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and
(b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the company to perform its obligations under this Warrant.

Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

V. PARTIAL ACCELERATION AND TERMINATION OF WARRANT

         5.1 ACCELERATION. Notwithstanding the provisions of Section 1.1 with respect to the term of the Warrant, if and when the Company achieves an Acceleration Goal (as defined below) and the average closing sale price for a share of Common Stock on the principal trading market for the Common Stock for the preceding ten trading days is above the current purchase price per

Warrant Share, the Company shall have the right, by giving of notice to the Holder (an "Acceleration Notice"), to cause (i) a Reduced Amount (as defined below) of Warrant Shares to remain subject to the Warrant for the original term and (ii) the balance of any Warrant Shares then subject to the Warrant to remain subject to the Warrant only for a period of 75 days from the giving of the Acceleration Notice. An "Acceleration Goal" shall mean the reporting by the Company of Qualifying Revenues (as herein defined) for the immediately preceding four fiscal quarters in the amounts specified in the table below and the "Reduced Amount" shall mean the number of Warrant Shares specified in the table below that shall then remain subject to the Warrant in accordance with its terms:


       Amount of Qualifying Revenues           Reduced Amount
       -----------------------------           --------------
       $100 million                            8,727,058
       $150 million                            6,673,632
       $200 million                            4,106,851
       $250 million                            Zero

"Qualifying Revenues" for a fiscal period shall mean net sales of the Company from continuing operations determined in accordance with GAAP consistently applied throughout the period, and reported in periodic reports filed by the Company pursuant to the Exchange Act (the "Reports"); provided that the gross profit (net sales less cost of goods sold) derived from such revenues and reported by the Company in the Reports, exceeds 20% of such revenues.

         If the Company has the right to and does give an Acceleration Notice, only the associated Reduced Amount of Warrant Shares shall remain subject to the Warrant for the original term. With respect to all other Warrant Shares then subject to the Warrant, the Holder shall have a period of 75 days from the date of such Acceleration Notice to exercise its rights hereunder and if not so exercised such rights shall elapse and terminate on the 76TH day following the giving of the Acceleration Notice.

         5.2 TERMINATION. Notwithstanding anything contained herein to the contrary, Issuer shall have the right to terminate this Warrant by giving sixty
(60) days prior written notice to Holder in the event that: (i) Holder has failed to perform the Marketing Agreement in any material respect and has not remedied such failure and the Company has terminated the Marketing Agreement pursuant to Section 4.1 thereof; (ii) Holder and the Company have entered into the Technology License Agreement contemplated by Section 6 of the Commercial Alliance Agreement, Holder has materially breached the terms of that Technology License Agreement and has not remedied such breach and the Company has terminated the Technology License Agreement pursuant to its terms; or (iii) Holder and the Company have entered into and Holder has materially breached one or more of the Trademark and Trade Dress License Agreement, the Management Services Agreement, the Supply Agreements or the Joint Venture Agreement contemplated by the Commercial Alliance

Agreement and Holder has not remedied such breach, the Company has terminated one or more of such agreements pursuant to their terms and the material breach by Holder, collectively with all other breaches of such agreements by the Holder, are of sufficient materiality to cause the Company to be materially unable to realize the benefits provided collectively by those agreements to Holder; provided, however, that during any such sixty (60) day period of termination notice, this Warrant shall remain exercisable in accordance with its terms.

         The Reduced Amounts set forth in the table above shall be subject to adjustment in accordance with the provisions of Article II hereof.

VI.  TRANSFERABILITY

         The Holder hereby represents and warrants that it is acquiring the Warrant and, upon the exercise thereof, the Warrant Shares, for investment and not with a view to resale or distribution thereof. Subject to compliance with federal and state securities laws, the Holder may sell, assign, transfer or otherwise dispose of all or any portion of the Warrant or the Warrant Shares acquired upon any exercise hereof at any time and from time to time; provided however, that the Warrant may only be transferred to an Affiliate of the Holder. Upon the sale, assignment, transfer or other disposition of all or any portion of the Warrant, the Holder shall deliver to Company a written notice of such in the form attached hereto as Exhibit B duly executed by the Holder which includes the identity and address of any purchaser, assignor, or transferee.

VII.  LEGEND ON WARRANT SHARES

         Certificates evidencing the Warrant Shares shall bear the following legend:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR SUCH STATE SECURITIES LAWS.

VIII.  MISCELLANEOUS

         8.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), or guaranteed overnight delivery, to the Company at the address at which its principal business office is located from time to time, and the Holder at the address it advises the Company of.

         8.2 EXPENSES; TAXES. Any sales tax, stamp duty, deed transfer or other tax (except only taxes based on the income of Holder) arising out of the issuance and sale of the Warrant or the Warrant Shares issuable upon exercise of the Warrant and consummation of the transactions contemplated by this Warrant Certificate shall be paid by the Company.

         8.3 AMENDMENT; WAIVER. This Warrant Certificate may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the Holder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Warrant Certificate shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Company and the Holder. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         8.4 HEADINGS. The headings contained in this Warrant Certificate are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Warrant Certificate.

         8.5 GOVERNING LAW; INTERPRETATION. This Warrant Certificate shall be construed in accordance with and governed for all purposes by the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered as of the day and year first above written.

                                       A.S.V., INC.


                                       By:
                                           -------------------------------
                                       Name:
                                             -----------------------------
                                       Title:
                                              ----------------------------

                                    EXHIBIT A

                                 EXERCISE NOTICE

[To be executed only upon exercise of Warrant]

         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of the number of shares of Common Stock of A.S.V., Inc. as is set forth below, and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attached Warrant Certificate and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to the person specified below whose address is set forth below, and, if such shares of Common Stock shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then A.S.V., Inc. shall, at its own expense, promptly issue to the undersigned a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder.

Date:  ____________________

Amount of Shares Purchased:  ______________

Aggregate Purchase Price:    $_____________

Printed Name of Registered Holder: ________________________________

Signature of Registered Holder:    ________________________________

NOTICE: The signature on this Exercise Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Stock Certificates to be issued and registered in the following name, and delivered to the following address:

                       -----------------------------------
                       (Name)

                       -----------------------------------
                       (Street Address)

                       -----------------------------------
                       (City)          (State)  (Zip Code)

                       -----------------------------------
                       (Tax Identification or Social
                        Security Number)

                                    EXHIBIT B

                                ASSIGNMENT NOTICE

[To be executed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the person named below, whose address is set forth below, the rights represented by the attached Warrant Certificate to purchase the number of shares of the Common Stock of A.S.V., Inc. ("ASV") as is set forth below, to which the attached Warrant Certificate relates, and appoints ____________________________ attorney to transfer such rights on the books of ASV with full power of substitution in the premises. If such shares of Common Stock of ASV shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then ASV, at its own expense, shall promptly issue to the undersigned a new Warrant of like tenor and date for the balance of the Common Stock issuable thereunder.

Date:  ____________________

Amount of Warrant Transferred:    ______________

Printed Name of Registered Holder: ________________________________

Signature of Registered Holder:    ________________________________

NOTICE: The signature on this Assignment Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Warrant Certificate for transferred Warrant to be issued and registered in the following name, and delivered to the following address:

                       -----------------------------------
                       (Name)

                       -----------------------------------
                       (Street Address)

                       -----------------------------------
                       (City)          (State)  (Zip Code)

                                                                      APPENDIX D

                               [FORM OF OPINION]


          , 1998



The Board of Directors
A.S.V.,  Inc.
840 Lily Lane
Grand Rapids, MN  55744

Attention:  Gary Lemke
            President and Director


Members of the Board:

You have requested our opinion as of               , 1998 as to the fairness,
from a financial point of view, to A.S.V., Inc. ("ASV" or the "Company), of the consideration to be received by the Company in the proposed issuance to Caterpillar Inc. ("CAT" or the "Investor") of 1,000,000 shares of common stock at $18 per share (representing an approximately 8.8% ownership interest in the Company) plus warrants to purchase an additional 10,267,127 shares of common stock at $21 per share (representing approximately 42% ownership interest in ASV) (the "Transaction").

The securities described above are being issued in a private placement pursuant to a Securities Purchase Agreement dated October 14, 1998 (the "Agreement") as part of a broad commercial alliance (the "Commercial Alliance") between ASV and CAT. Our analysis is based in large part on the strategic advantages and financial implications, as described to us by Management, of the Commercial Alliance and certain key assumptions provided by the Company, including financial projections and their impact on the average life of the warrants. The Agreement states that the Transaction is contingent upon approval of the Transaction by ASV's shareholders. Additionally, we understand that CAT will not be granted any registration rights in respect of the Common Stock or Warrants to be issued pursuant to the Private Placement. We understand that the Common Stock to be issued will have the same rights and preferences as the currently outstanding Common Stock of the Company.


Piper Jaffray Inc., as a customary part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, minority investments, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee for our services in rendering this opinion which is not contingent upon the consummation of the Transaction. ASV has also agreed to indemnify us against certain liabilities in connection with our services. In the ordinary course of our business, we and our affiliates may actively trade the securities of ASV for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have (i) reviewed the

A.S.V. Inc.
Page 2


Agreement, (ii) reviewed certain publicly available and internal financial and other information related to ASV, (iii) reviewed certain financial information for ASV on both a stand-alone basis and as a party to the Commercial Alliance furnished to us by the management of ASV, (iv) performed certain analyses of the projected earnings per share of ASV on both a stand-alone basis and as a party to the Commercial Alliance, (v) performed certain discounted cash flow valuation analyses based on the stand-alone financial projections of ASV and the financial projections of ASV as a party to the Commercial Alliance, and (vi) reviewed certain securities data for ASV. In addition, we had discussions with members of the management and board of ASV concerning the financial condition, operating results and business outlook for ASV both on (a) a stand-alone basis and (b) as a party to the Commercial Alliance. We also met with the management of CAT to discuss their general expectations with regard to the Commercial Alliance.

Supplemental to our analyses described above we (i) reviewed the premiums paid in certain change in control transactions, (ii) reviewed discounts received in certain private placement transactions, and (iii) performed analyses of certain transactions in the heavy equipment sector that we deemed comparable to ASV's underlying business.

We have relied upon and assumed the accuracy, completeness and fairness of the financial statements, assumptions and other information provided to us by ASV, or otherwise made available to us, and have not assumed responsibility independently to verify such information. We have relied upon the assurances of the management of ASV that the information provided to us by them, either directly or through their respective representatives, has been prepared on a reasonable basis, and, with respect to financial planning data and other business outlook information, reflects the best currently available estimates and judgments, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading.


This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the prices at which shares of ASV common stock have traded or may trade at any future time. We were not requested to opine as to, and this opinion does not address, the terms of the Commercial Alliance or the basic business decision to proceed with or effect the Transaction. Furthermore, we were not requested to opine as to, and this opinion does not address, the option granted to CAT to purchase 1,579,000 shares of ASV common stock or the potential $3 million Competing Transaction Fee, both of which expire at the time the Transaction closes. We are also not opining as to the minority shareholder protections, should CAT ultimately control 51% of the Company, that are provided either in the Agreement or by Minnesota corporate law.


This opinion is directed to the Board of Directors of ASV in connection with the Transaction and is not intended to be and does not constitute a recommendation of the Transaction to any stockholder of the Company. Except as provided in our engagement letter, which consents to the inclusion of our opinion in this proxy statement this opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.

A.S.V. Inc.
Page 3

Based upon and subject to the foregoing and based upon such other factors, as we
consider relevant, it is our opinion, as of           , 1998, that the
consideration to be received by the Company in the Transaction is fair, from a financial point of view, to the Company.

Sincerely,


PIPER JAFFRAY INC.

                                 FORM OF PROXY


                                  A.S.V., INC.
                                 840 LILY LANE
                         GRAND RAPIDS, MINNESOTA 55744

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned appoints Gary D. Lemke and Thomas R. Karges, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of A.S.V., Inc. (the "Company") held by the undersigned on December 18, 1998, at the Special Meeting of Shareholders of the Company, to be held on Thursday, January 28, 1999 at 1:00 p.m. at the Sawmill Inn, 2301 Pokegama Avenue South, Grand Rapids, Minnesota, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

          Receipt of Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date and return this proxy in the addressed envelope--no postage required. Please mail promptly to save further solicitation expenses.

     1. Approval of Securities Purchase Agreement dated October 14, 1998 between A.S.V., Inc. and Caterpillar Inc. and the transactions contemplated thereunder, including the issuance and sale to Caterpillar Inc. of 1,000,000 shares of Common Stock of A.S.V., Inc., par value $.01 per share and a warrant to purchase 10,267,127 shares of Common Stock and the issuance of Common Stock upon exercise of the warrant.

          [ ] FOR          [ ] AGAINST       [ ] ABSTAIN

     2. To vote with discretionary authority upon such other matters as may come before the meeting.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEM 1 LISTED HEREIN, AND UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.


                                  Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.


                                  Dated:  ____________________________, 199____.

                                  _____________________________________________
                                  Signature